UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Hi-Crush Partners LP

(Name of Registrant as Specified In Its Charter)

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Hi-Crush Partners LP

October 25, 2016

To our common unitholders:

You are cordially invited to attend a special meeting of the common unitholders of Hi-Crush Partners LP (the “Partnership”) to be held on December 8, 2016, at 10:00 a.m. Central Standard Time, at Three Riverway, Houston, Texas 77056. The board of directors of Hi-Crush GP LLC (the “general partner”), our general partner, which we refer to as our board of directors, has called the special meeting. At this important meeting, you will be asked to consider and vote upon the following proposals:

•	a proposal (the “LTIP Proposal”) to approve the first amendment and restatement of the Partnership’s Long-Term Incentive Plan (the “LTIP”), which, among other things, provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP so that, as of the effective date of the amendment and restatement of the LTIP, the total number of common units available for delivery with respect to awards under the LTIP will be increased by 2,700,000 common units to an aggregate of 4,064,035 common units; and

•	a proposal (the “Adjournment Proposal”) to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal.

Our board of directors has unanimously approved the amendment and restatement of the LTIP (the “Restated LTIP”). Our board of directors believes that the Restated LTIP is in the best interests of our unitholders and the Partnership and unanimously recommends that the common unitholders approve the Restated LTIP. We are seeking approval to provide for, among other things, additional common units for future delivery with respect to awards granted to employees, consultants and/or directors of the general partner or its affiliates under the LTIP. A copy of the Restated LTIP is attached to this proxy statement as Exhibit A.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to promptly vote your common units electronically, via the Internet or by telephone, or by submitting your marked, signed and dated proxy card. You will retain the right to revoke your proxy at any time before the vote, or to vote your common units personally if you attend the special meeting. The proxy provides common unitholders the opportunity to vote on the LTIP Proposal and the Adjournment Proposal. Voting your common units electronically, via the Internet or by telephone, or by submitting a proxy card will not prevent you from attending the special meeting and voting in person. Please note, however, that if you hold your common units through a broker or other nominee, and you wish to vote in person at the special meeting, you must obtain from your broker or other nominee a proxy issued in your name.

The Restated LTIP will not be effective unless approved by the common unitholders. A quorum of more than 50% of our outstanding common units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Our partnership agreement does not require that we present the Restated LTIP to our common unitholders for approval. However, under the NYSE Listed Company Manual, the Restated LTIP requires the approval of a majority of the votes cast by our common unitholders. Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

Our board of directors unanimously recommends that the common unitholders vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

I urge you to review carefully the attached proxy statement, which contains detailed descriptions of the LTIP Proposal and the Adjournment Proposal to be voted upon at the special meeting.

Sincerely,

Robert E. Rasmus

Chief Executive Officer

Hi-Crush GP- LLC

If you need assistance in voting your units, please call Alliance Advisors, LLC toll free at (855) 976-3329.

Hi-Crush Partners LP

NOTICE OF SPECIAL MEETING OF COMMON UNITHOLDERS

To Be Held On December 8, 2016

October 25, 2016

To our common unitholders:

A special meeting of our common unitholders will be held on December 8, 2016, at 10:00 a.m. Central Standard Time, at Three Riverway, Houston, Texas 77056. At the meeting, our common unitholders will act on a proposal (the “LTIP Proposal”) to approve the first amendment and restatement of our Long-Term Incentive Plan (the “LTIP”), which, among other things, provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP so that, as of the effective date of the amendment and restatement of the LTIP, the total number of common units available for delivery with respect to awards under the LTIP will be increased by 2,700,000 common units to an aggregate of 4,064,035 common units. A copy of the amendment and restatement of the LTIP (the “Restated LTIP”) is attached to this proxy statement as Exhibit A. Our common unitholders will also act on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Restated LTIP (the “Adjournment Proposal”).

The form of proxy provides common unitholders the opportunity to vote on the LTIP Proposal. The Restated LTIP will not become effective unless approved by the common unitholders. A quorum of more than 50% of our outstanding common units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Our partnership agreement does not require that we submit the Restated LTIP to common unitholders for a vote. However, under the NYSE Listed Company Manual, the Restated LTIP requires the approval of a majority of the votes cast by our common unitholders. Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

We have set the close of business on October 10, 2016 as the record date for determining which common unitholders are entitled to receive notice of and to vote at the special meeting and any postponements or adjournments thereof. A list of common unitholders entitled to vote is on file at our principal offices, Three Riverway, Suite 1350, Houston, Texas 77056, and will be available for inspection by any unitholder during the meeting.

Our board of directors unanimously recommends that the common unitholders vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Your Vote is Very Important. If you cannot attend the special meeting, you may vote your common units electronically, via the Internet or by telephone, or by mailing the proxy card in the enclosed postage-prepaid envelope. Any common unitholder attending the meeting may vote in person, even though he or she already has returned a proxy.

By Order of the Board of Directors,

Robert E. Rasmus

Chief Executive Officer

Hi-Crush GP- LLC

If you need assistance in voting your units, please call Alliance Advisors, LLC toll free at (855) 976-3329.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED OCTOBER 21, 2016. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE UNITHOLDERS MEETING

TO BE HELD ON DECEMBER 8, 2016

The Notice of Special Meeting of Common Unitholders, the Proxy Statement for the Special Meeting of Common Unitholders and the Annual Report on Form 10-K for the year ended December 31, 2015 are available at Three Riverway, Suite 1350, Houston, Texas 77056.

i

Hi-Crush Partners LP

PROXY STATEMENT

SPECIAL MEETING OF COMMON UNITHOLDERS

October 25, 2016

This proxy statement contains information related to the special meeting of common unitholders of Hi-Crush Partners LP (the “Partnership”) and any postponements or adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to our common unitholders on or about October 25, 2016.

QUESTIONS AND ANSWERS

The following is qualified in its entirety by the more detailed information contained in or incorporated by reference in this proxy statement. Common unitholders are urged to read carefully this proxy statement in its entirety. FOR ADDITIONAL COPIES OF THIS PROXY STATEMENT OR PROXY CARDS, OR IF YOU HAVE ANY QUESTIONS ABOUT THE SPECIAL MEETING, CONTACT ALLIANCE ADVISORS, LLC TOLL FREE AT (855) 976-3329.

Q:	What is the purpose of the special meeting?

A:	At the special meeting, our common unitholders will act upon a proposal (the “LTIP Proposal”) to approve the first amendment and restatement of the Partnership’s Long-Term Incentive Plan (the “LTIP”), which, among other things, provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP so that, as of the effective date of the amendment and restatement of the LTIP, the total number of common units available for delivery with respect to awards under the LTIP will be increased by 2,700,000 common units to an aggregate of 4,064,035 common units. A copy of the amended and restated LTIP (the “Restated LTIP”) is attached to this proxy statement as Exhibit A. Our common unitholders will also act on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Restated LTIP (the “Adjournment Proposal”).

Q:	When and where is the special meeting?

A:	The special meeting will be held on December 8, 2016, 10:00 a.m. Central Standard Time, at Three Riverway, Houston, Texas 77056.

The special meeting may be adjourned to another date and/or place for any proper purposes (including, without limitation, for the purpose of soliciting additional proxies). However, our partnership agreement also provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding common units represented either in person or by proxy.

Q:	Who is soliciting my proxy?

A:	Hi-Crush GP LLC (the “general partner”), our general partner, is sending you this proxy statement in connection with its solicitation of proxies for use at our special meeting of common unitholders.

Q:	Who is entitled to vote at the special meeting?

A:

All common unitholders who owned our common units at the close of business on the record date, October 10, 2016, are entitled to receive notice of the special meeting and to vote the common units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting. Each common unitholder that attends the special meeting in person may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:	What is the recommendation of the board of directors?

A:	The board of directors recommends that you vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Q:	How do I vote?

A:	If you are a unitholder of record, you may vote your common units by proxy in advance of the special meeting. You may also attend the special meeting and vote your common units in person. Even if you plan to attend the special meeting, please vote your proxy in advance of the special meeting (by Internet, telephone or mail, as described below) as soon as possible so that your common units may be represented at the special meeting.

•	Internet. You may visit the Internet web site address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet web site address.

•	Telephone. You may call the toll-free telephone number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

•	Mail. You may mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope.

Internet and telephone voting will be available to unitholders of record 24 hours a day until 11:59 p.m. Eastern Standard Time on December 7, 2016. If you use the Internet or the toll-free telephone number to provide your proxy voting instructions, you do not need to mail in your proxy card. If you mail in your proxy card, it must be received by the Partnership before the voting polls close at the special meeting.

If you are a beneficial owner of common units held in street name, you must either direct your broker or other nominee as to how to vote your common units, or obtain a “legal” proxy from your broker or other nominee to vote at the special meeting. Please refer to the voter instruction cards used by your broker or other nominee for specific instructions on methods of voting.

Q:	What do I do if I want to change my vote?

A:	If you are a unitholder of record, you may change your vote at any time before the voting polls close at the special meeting by:

•	submitting a proxy with new voting instructions using the Internet or telephone voting system at any time prior to 11:59 p.m. Eastern Standard Time on December 7, 2016;

•	delivering a later-dated, executed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219;

•	delivering a written notice of revocation of your proxy to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; or

•	attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy.

If you are a beneficial owner of common units held in street name and you have instructed your broker or other nominee to vote your common units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	What constitutes a quorum?

A:	If more than 50% of our outstanding common units on the record date are present in person or by proxy at the special meeting, such units will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your common units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy.

Proxies received but marked as abstentions will be counted as common units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding common units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”), such common units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Q:	What vote is required to approve the proposals?

A:	The LTIP Proposal requires the approval of a majority of the votes cast by our common unitholders represented in person or by proxy. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. The number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the votes cast requirement, and abstentions have the effect of a vote against the LTIP Proposal.

The proxy provides common unitholders the opportunity to vote on the LTIP Proposal. However, the Restated LTIP will not become effective unless approved by the common unitholders.

Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Q:	If my common units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my common units for me?

A:	If you own your common units in “street name” through a broker or other nominee, your broker or other nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon at the special meeting. Thus, if you do not give your broker or other nominee specific instructions, your common units will (i) not be voted and have no effect on the LTIP Proposal and (ii) not be voted and have no effect on the Adjournment Proposal. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered present at the meeting for purposes of determining the presence of a quorum.

Q:	Who can I contact for further information?

A:	If you have questions about the proposals, please contact our proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003E-mail: HCLP@allianceadvisorsllc.com

Phone (unitholders, brokers and banks): (855) 976-3329

HI-CRUSH PARTNERS LP

References in this proxy statement to “Hi-Crush Partners LP,” “we,” “our,” “us” or like terms when used in a historical context to reference operations or matters prior to August 16, 2012 refer to the business of Hi-Crush Proppants LLC, which is our accounting predecessor that contributed certain of its subsidiaries to Hi-Crush Partners LP on August 16, 2012 in connection with our initial public offering. Otherwise, those terms refer to Hi-Crush Partners LP and its subsidiaries. References in this proxy statement to “Hi-Crush Proppants LLC,” “our predecessor” and “our sponsor” refer to Hi-Crush Proppants LLC.

Overview

Hi-Crush Partners LP (together with its subsidiaries, the “Partnership”) is a pure play, low-cost, domestic producer and supplier of premium monocrystalline sand, a specialized mineral that is used as a proppant to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Our reserves consist of “Northern White” sand, a resource existing predominately in Wisconsin and limited portions of the upper Midwest region of the United States, which is highly valued as a preferred proppant because it exceeds all American Petroleum Institute specifications. We own, operate and develop sand reserves and related excavation and processing facilities and will seek to acquire or develop additional reserves and facilities. We operate through an extensive logistics network of rail-served destination terminals strategically located throughout Pennsylvania, Ohio, New York, Colorado and Texas.

Over the past decade, exploration and production companies have increasingly focused on exploiting the vast hydrocarbon reserves contained in North America’s unconventional oil and natural gas reservoirs through advanced techniques, such as horizontal drilling and hydraulic fracturing. In recent years, this focus has resulted in exploration and production companies drilling longer horizontal wells, completing more hydraulic fracturing stages per well and utilizing more proppant per stage in an attempt to efficiently maximize the volume of hydrocarbon recovery per wellbore. As a result, North American demand for proppant increased rapidly, growing at an average annual rate of 43.0% from 2009 to 2014, with total annual sales of $5.4 billion in 2014, according to The Freedonia Group, Inc.

We utilize the significant oil and natural gas industry experience of our management team to take advantage of what we believe are favorable, long-term market dynamics as we execute our growth strategy, which includes the acquisition of additional frac sand reserves, the development of new excavation and processing facilities and the development of new terminal facilities and logistics assets. We expect to have the opportunity to acquire significant additional acreage, reserves and facilities currently owned or under construction by our sponsor, including our sponsor’s 1,447-acre facility with integrated rail infrastructure, located near Independence, Wisconsin and Whitehall, Wisconsin, in addition to potential acquisitions from unrelated third parties. Our sponsor will not, however, be required to accept any offer we make, and may, following good faith negotiations with us, sell the assets to third parties that may compete with us. Our sponsor may also elect to develop, retain and operate properties in competition with us.

Our principal executive office is located at Three Riverway, Suite 1350, Houston, Texas 77056. Our telephone number is (713) 980-6200.

PROPOSAL ONE: APPROVAL OF THE FIRST AMENDED AND RESTATED LONG-TERM

INCENTIVE PLAN (THE LTIP PROPOSAL)

Our board of directors has approved the first amendment and restatement of our Long-Term Incentive Plan (the “LTIP”), which we refer to as the “Restated LTIP,” subject to the approval of our unitholders. The LTIP is integral to our compensation strategy and our board of directors believes that increasing the aggregate number of common units that may be delivered with respect to awards under the LTIP will provide the flexibility that we need to keep pace with our competitors and for the Partnership to effectively recruit, motivate and retain the caliber of employees directors, and consultants essential for achievement of our success. Accordingly, the Restated LTIP (i) increases the number of common units available for delivery with respect to awards under the LTIP so that, as of the effective date of the Restated LTIP, the total number of common units available for delivery with respect to awards under the Restated LTIP will be increased by 2,700,000 common units to an aggregate of 4,064,035 common units, (ii) adds a prohibition on repricing of unit options without approval of our unitholders, except in the case of adjustments implemented to reflect certain Partnership transactions, (iii) adds calendar year limitations on the dollar value of awards that may be granted to non-employee directors, (iv) subjects awards and amounts paid or payable pursuant to or with respect to awards to any applicable clawback policies or procedures adopted by our general partner, (v) adds a minimum vesting or restricted period applicable to unit options and unit appreciation rights granted under the Restated LTIP, (vi) extends the term of the LTIP to a maximum of ten years following the Restated LTIP’s effective date, and (vii) incorporates certain other non-material, ministerial changes. While we are cognizant of the potential dilutive effect of compensatory unit awards, we also recognize the significant motivational, retention and performance benefits that are achieved from making awards under the LTIP. If the Restated LTIP is approved by our unitholders, the effective date shall be September 21, 2016.

The 2,700,000 common units that are proposed to be added to the units reserved for issuance under the Restated LTIP have a total aggregate equity value of $39,879,000 based on our closing unit price of $14.77 on September 14, 2016 and represents approximately 4.2% of our total outstanding common units on a fully diluted basis. If the Restated LTIP is approved, we estimate that the units reserved for issuance under the Restated LTIP will give us the flexibility to continue granting unit-based awards over the next four to five years in amounts determined to be appropriate by the Committee (defined below), assuming we grant awards consistent with our current projections; however, this is simply an estimate and future circumstances may require a change to expected equity grant practices. These circumstances include, but are not limited to, the future price of our common units, award levels and our hiring activity over the next few years, which we cannot predict with any level of certainty at this time.

Consequences of Failing to Approve the Proposal

The Restated LTIP will not be implemented unless it is approved by unitholders. If the proposed Restated LTIP is not approved by our unitholders, the LTIP will continue in effect in its present form and we will continue to grant equity awards under the terms of the LTIP until the common units remaining available for issuance are exhausted. Failure of our unitholders to approve the Restated LTIP also will not affect the rights of existing award holders under the LTIP or under any previously granted awards under the LTIP. If the Restated LTIP is not approved by our unitholders, we may still implement the non-material changes to the LTIP proposed in the Restated LTIP without unitholder approval; however, the number of available common units under the LTIP may not be increased without unitholder approval.

Description of the Restated LTIP

The description of the Restated LTIP set forth below is a summary of the material features of the Restated LTIP. This summary, however, does not purport to be a complete description of all the provisions of the Restated LTIP. The summary is qualified in its entirety by reference to the full text of the Restated LTIP, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

Key Terms of the Restated LTIP

Eligible Participants	Employees, consultants and directors of our general partner and its affiliates

Total Common Units Remaining Available for Future Issuance	2,991,783 (after giving effect to the 2,700,000 common unit increase described below)

Award Types	Unit options, unit appreciation rights, restricted units, phantom units, substitute awards, unit awards, other unit based awards, cash awards and performance awards

Prohibitions	Repricings of unit options or unit appreciation rights and other material amendments (for example, an amendment that increases the number of common units authorized for issuance) without unitholder approval

Director Award Limits	Annual limit on the grant date fair value of all awards granted to a non-employee director is $700,000 (or $1,400,000 in the first year the individual becomes a non-employee director)

Minimum Vesting Period	Unit options and unit appreciation rights will have a minimum one year restricted period, except with respect to substitute awards

Restrictions on Unit Options	The exercise price of unit options may be no less than the fair market value of the underlying common units as of the date of grant, except with respect to substitute awards

Other Provisions	Awards are non-transferrable, except by will or by the laws of descent and distribution; no automatic award grants are made to any eligible individuals; no excise tax gross-ups

Purpose of the Restated LTIP

The purpose of the Restated LTIP is to promote our interests and the interests of our general partner and its affiliates by providing incentive compensation awards that encourage superior performance. The Restated LTIP is also intended to enhance the ability of us and our general partner to attract and retain the services of individuals who are essential for our growth and profitability and to encourage those individuals to devote their best efforts to advancing our business.

Common Units Subject to the Restated LTIP

If the Restated LTIP is approved by our unitholders, the maximum number of common units that may be delivered with respect to awards under the Restated LTIP will be increased by 2,700,000 common units to an aggregate of 4,064,035 common units, which would be subject to the same adjustments as currently provided in the LTIP. If the Restated LTIP is approved by our unitholders, we intend to file a Form S-8 to register the additional common units reserved for issuance under the Restated LTIP.

As is the case under the current LTIP, the common units to be delivered under the Restated LTIP may be common units acquired in the open market, common units acquired from the Partnership or any of its affiliates (including newly issued common units) or any other person, or any combination of the foregoing. To the extent that an award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of common units pursuant to such awards, the common units subject to the award will again be available for new awards granted under the Restated LTIP; provided, however, that any common units withheld to cover a tax withholding obligations will not again be available for new awards under the Restated LTIP. There is no limit on the number of awards that may be paid in cash rather than common units under the Restated LTIP, and such awards paid in cash shall have no impact upon the number of common units reserved for awards under the Restated LTIP.

Administration of the Restated LTIP

Similar to the current LTIP, the Restated LTIP will generally be administered by our general partner’s board of directors or a committee appointed by such board (as applicable, the “Committee”). The Committee has the full authority, subject to the terms of the Restated LTIP and applicable law, to establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Restated LTIP, to designate participants under the Restated LTIP, to determine the number of common units to be covered by awards, to determine the type or types of awards to be granted to a participant, to determine the terms and conditions of any award, to interpret and administer the Restated LTIP and any instrument or agreement relating to an award made under the Restated LTIP, and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Restated LTIP.

Persons Who May Participate in the Restated LTIP

All employees, consultants and directors of our general partner and its affiliates that perform services for us are eligible to be selected to participate in the Restated LTIP. The selection of which eligible individuals will receive awards is within the sole discretion of the Committee. As of October 11, 2016, approximately 253 individuals, including 249 employees and 4 other service providers, were eligible to receive awards under the LTIP.

Individual Limitations on Awards

A non-employee director may not receive, in any calendar year, awards having an aggregate grant date fair value that exceeds $700,000; provided that such limitation is $1,400,000 in the first year an individual becomes a non-employee director and does not apply to any awards made to a non-employee director during a period in which such individual was an employee or a consultant.

Term of the Restated LTIP

The term of the Restated LTIP will expire on the earliest of (1) the date it is terminated by our board of directors, (2) the date all common units available under the Restated LTIP have been delivered pursuant to awards or (3) the tenth anniversary of the effective date of the Restated LTIP (September 21, 2026).

Awards under the Restated LTIP

Unit Options and Unit Appreciation Rights

Unit options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units as of the exercise date over a specified exercise price. The Committee shall determine the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Committee, a “cashless-broker” exercise, withholding common units or any combination thereof. Unit options and unit appreciation rights may be granted to such eligible individuals and with such terms as the Committee may determine, consistent with the terms of the Restated LTIP; however, unit options and unit appreciation rights generally must generally have exercise prices that are no less than the fair market value of their underlying common units as of the date of grant. Vesting provisions applicable to unit options and unit appreciation rights will be determined at the Committee’s discretion and set forth in an applicable award agreement. The restricted period for unit options and unit appreciation rights shall be no less than one year, except with respect to unit options and unit appreciation rights granted as substitute awards.

Unit options and unit appreciation rights may be granted with tandem distribution equivalent right (a “DER”) grants. At the Committee’s discretion, a tandem DER grant may be paid directly to the participant, be reinvested into additional awards, credited to a bookkeeping account subject to the same vesting restrictions as the underlying unit option or unit appreciation right, or be subject to such other provisions as the Committee deems appropriate.

Restricted Units and Phantom Units

A restricted unit is a common unit that is subject to forfeiture while it remains unvested. Upon vesting, the forfeiture restrictions lapse and the participant holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the participant to receive a common unit (or the cash equivalent of the fair market value of a common unit) upon the vesting of the phantom unit or on a deferred basis upon specified future dates or events. The Committee may make grants of restricted units and phantom units under the Restated LTIP that contain such terms, consistent with the Restated LTIP, as the Committee may determine are appropriate, including terms regarding the period over which restricted or phantom units will vest. The Committee may, in its discretion, base vesting on the participant’s completion of a period of service or upon the achievement of specified performance criteria or as otherwise set forth in an award agreement. Unless otherwise provided in the applicable award agreement, outstanding restricted units and phantom units will be forfeited in the event that a participant ceases providing employment, consulting or director services, as applicable.

The Committee, in its discretion, may grant tandem unit distribution rights with respect to restricted units that provide that the distributions made by us with respect to the restricted units are subject to the same forfeiture and other restrictions as the restricted unit. If so restricted, such distributions may be paid directly to the participant, held, without interest, until the associated restricted unit vests, be used to acquire additional restricted units, or be subject to such other provisions as the Committee deems appropriate.

A phantom unit award may be granted with a tandem DER grant. At the Committee’s discretion, a tandem DER grant may be paid directly to the participant, be reinvested into additional awards, credited to a bookkeeping account subject to the same vesting restrictions as the underlying phantom unit, or be subject to such other provisions as the Committee deems appropriate.

Substitute Awards

Substitute awards may be granted under the Restated LTIP in substitution for similar awards held by individuals who become employees, consultants and directors of our general partner or one of its affiliates as a result of a merger, consolidation or acquisition by us or any of our affiliates of another entity or the assets of another entity.

Unit Awards

A unit award is an award of common units that are fully vested upon grant and are not subject to a restricted period or any other forfeiture provisions. Unit awards may be paid in addition to, or in lieu of, cash or other compensation that would otherwise be payable to a participant. A unit award may be wholly discretionary in amount or it may be paid with respect to a bonus or other incentive compensation award, the amount of which is determined based on the achievement of performance criteria or other factors.

Other Unit Based Awards and Cash Awards

The Restated LTIP also permits the grant of other unit-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based, or related to, common units. An other unit-based award may be subject to vesting conditions based on the participant’s continued service, the achievement of performance criteria or other measures, and an other unit-based award may be paid in cash, in common units, or some combination thereof, as determined by the Committee. Additionally, the Restated LTIP permits cash awards, as an element of or supplement to, or independent of any other award under the plan.

Performance Awards

As discussed above, the right a participant to exercise, vest in or receive settlement of any award may be subject to such performance conditions as specified by the Committee (a “performance award”). Performance awards may be subject to one or more following performance conditions, as determined by the Committee in its discretion and as applied to our general partner, us, on a consolidated basis, and/or for specified affiliates or our business or geographical units: (A) earnings per unit, (B) increase in revenues, (C) increase in cash flow, (D) increase in cash flow from operations, (E) increase in cash flow return, (F) increase in tons sold, (G) increase in production capacity, (H) market share or increase in market share, (I) return on net assets, (J) return on assets, (K) return on investment, (L) return on capital, (M) return on equity, (N) economic value added, (O) operating margin, (P) contribution margin, (Q) net income, (R) net income per unit, (S) pretax earnings, (T) EBITDA (defined as pretax earnings (losses) before interest, depreciation, depletion and amortization, net of interest income), (U) Adjusted EBITDA (defined as EBITDA, adjusted for any non-cash impairments of long-lived assets and goodwill), (V) distributable cash flow (defined as Adjusted EBITDA less cash paid for interest expense, income attributable to non-controlling interests and maintenance and replacement capital expenditures, including accrual for reserve replacement, plus accretion of asset retirement obligations and non-cash unit-based compensation), (W) pretax operating earnings after interest expense and before incentives, service fees, and unusual, infrequent or special items, (X) total unitholder return, (Y) debt reduction, (Z) change in the Fair Market Value of the units, (AA) operating income, and (BB) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index, the Alerian MLP Index, or a group of comparable companies.

Miscellaneous

Amendment. Our board of directors or the Committee may amend, alter, suspend, discontinue, or terminate the Restated LTIP at any time; provided, however, that unitholder approval will be obtained for any amendment to the Restated LTIP to the extent necessary to comply with any applicable law, regulation or securities exchange rule. Our general partner’s board of directors or the Committee may also amend any outstanding award made under the Restated LTIP, provided that no change in any outstanding award may be made that would materially reduce the rights or benefits of the participant without the consent of the affected participant.

Anti-Dilution Adjustments. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) if adjustments to awards with respect to such event were discretionary, the Committee will (a) equitably adjust the number and type of units covered by each outstanding award and the terms and conditions of such award to equitably reflect the restructuring event and (b) adjust the number and type of units with respect to which future awards may be granted under the Restated LTIP. Upon the occurrence of a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustments to awards were discretionary, (i) the Committee will have complete discretion to adjust awards in the manner it deems appropriate and (ii) in the event the Committee makes any such adjustments, a corresponding and proportionate adjustment will be made with respect to the maximum number of common units available under the Restated LTIP and the kind of units or other securities available for grant under the Restated LTIP.

Change of Control. Upon a change of control (as defined in the Restated LTIP) of our general partner or the Partnership, The Committee may, in its sole discretion, effect one or more of the following alternatives: (i) remove any applicable forfeiture restrictions or cause the lapse of any restricted period, (ii) require the mandatory surrender of outstanding awards in exchange for cash payment to the holder, (iii) take any other action the Committee deems appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Restated LTIP or an outstanding award, or (iv) make such adjustment to the awards to reflect the change of control, which could include substitution of awards for new awards.

Repricing. Repricing of unit options, directly or indirectly, is prohibited under the Restated LTIP without approval of our unitholders, except in the case of adjustments implemented to reflect certain Partnership transactions or if such a repricing would increase the exercise price of an outstanding unit option.

Clawback. The Restated LTIP provides that awards under the Restated LTIP will be subject to any applicable clawback policy adopted by us or our general partner, which may require the forfeiture, repurchase or recoupment of awards and amounts paid or payable in connection with awards.

Tax Withholding. Our general partner or one of its affiliates will be authorized to withhold from any award, from any payment due or transfer made under any award or from any compensation or other amount owing to a Participant, the amount (in cash, common units, other securities or other property) of any applicable taxes payable with respect to the grant of an award, its exercise, the lapse of restrictions applicable to an award or in connection with any payment relating to an award or the transfer of an award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an award.

U.S. Federal Income Tax Consequences of the Restated LTIP

The following discussion is for general information purposes only and is intended to summarize briefly the U.S. federal income tax consequences to participants arising from participation in the Restated LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Restated LTIP may vary depending on the particular circumstances and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”), phantom units, and certain other awards that may be granted pursuant to the Restated LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

Options; Unit Appreciation Rights

Participants will not realize taxable income upon the grant of a unit option or a unit appreciation right. Upon the exercise or, if later, the settlement of a unit option or a unit appreciation right, a participant will recognize ordinary compensation income (subject to applicable withholding) in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of a unit option, that equals the fair market value of the common units on the date of exercise. Subject to the discussion under “— Tax Code Limitations on Deductibility” below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

When a participant sells the common units acquired as a result of the exercise of a unit option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

The Restated LTIP allows the Committee to permit the transfer of awards in limited circumstances. The Internal Revenue Service (the “IRS”) has not provided formal guidance on, nor specifically addressed, the income tax consequences of a transfer of options (other than in the context of divorce pursuant to a domestic relations order). However, the IRS has informally indicated that after a transfer of stock options (other than to a former spouse pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock option. If stock options are transferred to a former spouse pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time. Unit options granted under the Restated LTIP that are transferred will likely be subject to the same tax treatment. The transfer of a unit option may result in gift tax consequences to a participant.

Phantom Units, Restricted Units and Other Awards

A participant will not have taxable income at the time of the grant of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time such participant receives common units or a cash payment in settlement of the phantom unit award in an amount equal to the fair market value of the common units received or the amount of the cash payment, whichever is applicable. In addition, the participant will be subject to ordinary income tax upon the payment of a DER. In general, a participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received over the amount, if any, paid for such units; provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of the common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) or (ii) when the common units are received, in cases where a participant makes a valid election under Section 83(b). If a Section 83(b) election is made and the common units are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited units.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time such participant recognizes income under the rules described above with respect to common units or cash received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the Restated LTIP. Distributions that are received by a participant prior to the time that the common units underlying an award that are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph plus the amount, if any, paid for the common units, and the participant’s capital gains holding period in those common units will commence on the later of the date the common units are received or the restrictions lapse (provided that, if a valid Section 83(b) election is made with respect to restricted units, then the holding period of such units will begin on the date of receipt of the units).

Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by the Partnership or one of its affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Limited Partnership Interest

We are not a taxable entity, and as such, we do not incur any federal income tax liability. Instead, holders our common units are required to report on their income tax return their share of our income, gains, losses and deductions in computing their federal income tax liability, regardless of whether cash distributions are made to them by us. Distributions by us to a holder of common units are generally not taxable unless the amount of cash distributed is in excess of the holder’s adjusted basis in his interest. Usually at the beginning of each year, we will mail to each partner a Schedule K-1 showing the amounts of income, gains, losses and deductions that the partner is required to reflect on his federal income tax return as a limited partner for the preceding year. A limited partner will not qualify for using Form 1040EZ or 1040A, and may not file his or her federal income tax return until he has received his Schedule K-1 and reflected the relevant information contained therein in his or her tax return.

Plan Benefits Under the Restated LTIP

The awards, if any, that will be made to eligible persons under the Restated LTIP are subject to the discretion of the Committee; therefore, we cannot currently determine the benefits or the number of common units subject to awards that may be granted in the future to our executive officers, employees and consultants or to members of our board of directors under the Restated LTIP. Furthermore, because all awards under the Restated LTIP are discretionary, it is not possible to determine which awards would have been granted during the prior fiscal year had the Restated LTIP been in effect at that time. Therefore, the New Plan Benefits Table is not provided.

We made annual equity grants under the LTIP to our executive officers in 2015, which are reported in the “Grants of Plan-Based Awards” table on page 23 of this proxy statement. In addition, on September 14, 2016, annual equity awards were granted to key executives and employees as outlined on page 12 of this proxy statement, along with additional grants in 2016. If the Restated LTIP is approved, we anticipate making awards to our executive officers and certain employees under the LTIP in 2017, but the amount of any such grants is not determinable at this time. Such awards will be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of common units subject to any such awards will be determined at the time such awards are granted.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2015 with respect to compensation plans under which our equity securities are authorized for issuance:

	(1) Number of Units to be Issued Upon Exercise of Outstanding Unit Options and Rights		(2) Weighted Average Exercise Price of Outstanding Unit Options and Rights	(3) Number of Units Remaining Available for Future Issuance Under Equity Compensation (Excluding Securities Reflect in Column (1)) (e)
Plan Category
Equity compensation plans approved by unitholders:
N/A	—		—	—
Equity compensation plans not approved by unitholders:
Long-Term Incentive Plan (excluding Unit Purchase Program) (a)	191,890	(b)	—	1,146,824
Unit Purchase Program (c)	314,774	(d)	$5.14	(314,774)
Total	506,664		$5.14	832,050

(a)	The Partnership’s LTIP was adopted by our general partner in August 2012 in connection with our IPO. The LTIP contemplates the issuance or delivery of up to 1,364,035 common units to satisfy awards under the plan.

(b)	Represents phantom units subject to equity-settled time-based unit awards and performance unit awards granted under the LTIP, assuming the target distribution at the time of vesting. Payment with respect to the outstanding equity-settled performance unit awards range from 0% to 200% of the target distribution depending on performance actually attained, with a maximum number of 273,140 units shown in column (1) being potentially issuable under the LTIP. There is no exercise price applicable to these awards
(c)	The Unit Purchase Program (the “UPP”) was adopted under the LTIP on December 14, 2015 as a purchase right for units.
(d)	Represents purchase rights for units granted under the UPP, based on all participants’ currently elected percentage of compensation or aggregate dollar contribution, as applicable, and are subject to change based on changes in such elections, changes in any UPP participant’s amount of compensation, and/or withdrawals from participation in the UPP. These purchase rights can be exercised on February 28, 2017 at $5.14 per common unit.
(e)	Includes units that may be issued in payment of the outstanding equity-settled performance phantom unit awards reported in column (1) if and to the extent such payment exceeds the target distribution amount reported in column (1) with respect to such awards.

On January 25, 2016, the Partnership issued 103,377 common units to certain directors. And on March 23, August 1 and September 14, 2016, the Partnership issued 20,000, 8,644 and 409,171 common units, respectively, to employees. Any units awarded after December 31, 2015 are not included in the Equity Compensation Plan Information table above, which provides information as of December 31, 2015.1

Vote Required

The affirmative vote of a majority of the votes cast by our common unitholders represented in person or by proxy is required to approve the LTIP Proposal. Votes “for” or “against” and abstentions count as votes cast. Executed proxies returned by a broker or other nominee holding common units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”) do not count as votes cast. The number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the votes cast requirement, and abstentions have the effect of a vote against the LTIP Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” approval of the LTIP Proposal.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE LTIP PROPOSAL.

[1]	NTD: Include any other dates that awards were issued on.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE RESTATED LTIP

The officers and employees of our general partner, its affiliates and our subsidiaries and the members of our board of directors will be eligible to receive awards under the Restated LTIP if it is approved. In addition, the Restated LTIP provides for indemnification of the Committee to the fullest extent permitted by law, with respect to determinations made in connection with the Restated LTIP. Accordingly, the members of our board of directors and the executive officers of our general partner have a substantial interest in the approval of the LTIP Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED UNITHOLDER MATTERS

The following table sets forth the beneficial ownership of our common units issued and outstanding as of October 10, 2016 for:

•	our general partner;

•	beneficial owners of 5% or more of our common units;

•	each director and named executive officer of our general partner; and

•	all of our general partner’s directors and executive officers as a group.

	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Hi-Crush Proppants LLC (a)(b)	20,693,643	32.50%
Hi-Crush GP LLC (b)	—	—
Robert E. Rasmus (b)(d)	58,689	*
Jefferies V. Alston, III (b)	—	—
Laura C. Fulton (b)	11,000	*
Mark C. Skolos (b)	—	—
Chad M. McEver (b)	—	—
William E. Barker (b)	1,540	*
James M. Whipkey (b)	100	*
John F. Affleck-Graves (b)	31,047	*
Gregory F. Evans (c)	—	—
John R. Huff (b)	174,066	*
John Kevin Poorman (b)	28,286	*
Trevor M. Turbidy (c)	—	—
R. Graham Whaling (c)	—	—
Joseph C. Winkler III (b)	37,376	*

All executive officers and directors as a group (14 persons)	22,157,542	34.80%

*	Less than one percent
(a)	Avista Capital Partners II, LP, Avista Capital Partners (Offshore) II-A, LP and Avista Capital Partners (Offshore) II, LP indirectly own 58% of the membership interests of Hi-Crush Proppants LLC, through two investment vehicles, ACP HIP Splitter, LP and ACP HIP Splitter (Offshore), LP. Each of Avista Capital Partners II, LP, Avista Capital Partners (Offshore) II-A, LP and Avista Capital Partners (Offshore) II, LP is controlled by its general partner, Avista Capital Partners II GP, LLC (“Avista GP”). Voting and investment determinations are made by an investment committee of Avista GP, comprised of the following members: Thompson Dean, Steven Webster, David Burgstahler, David Durkin, Brendan Scollans and Sriram Venkataraman. As a result, and by virtue of the relationships described above, each of Thompson Dean, Steven Webster, David Burgstahler, David Durkin, Brendan Scollans and Sriram Venkataraman may be deemed to exercise voting and dispositive power with respect to securities held by ACP HIP Splitter, LP and ACP HIP Splitter (Offshore), LP. The address for Avista Capital Partners is 65 East 55th Street, 18th Floor, New York, NY 10022.
(b)	The address for each of Hi-Crush Proppants LLC, Hi-Crush GP LLC, Robert E. Rasmus, Jefferies V. Alston, III, Laura C. Fulton, Mark C. Skolos, Chad M. McEver, William E. Barker, James M. Whipkey, John R. Huff, John F. Affleck-Graves, Joseph C. Winkler III and John Kevin Poorman is Three Riverway, Suite 1350, Houston, Texas 77056.
(c)	The address for each of Gregory F. Evans, Trevor M. Turbidy and R. Graham Whaling is 1000 Louisiana St., Suite 3700, Houston, Texas 77002.
(d)	Includes 500 common units owned by the reporting person’s son. Mr. Rasmus disclaims beneficial ownership of the 500 common units held by his son.

EXECUTIVE AND DIRECTOR COMPENSATION2

(All amounts presented in dollars)

Compensation Discussion and Analysis

General

As a publicly traded limited partnership, we do not have directors, officers or employees. Instead, we are managed by the board of directors of our general partner, Hi-Crush GP LLC, and the executive officers of our general partner perform all of our management functions. Other than Messrs. Chad McEver and William Barker who are employed by Hi-Crush Services, a subsidiary of our sponsor, Hi-Crush Proppants LLC, all of our general partner’s named executive officers are employed by our sponsor. Under the Services Agreement, we reimburse Hi-Crush Services, on a monthly basis, for the allocable expenses that it and our sponsor incurs in compensating our general partner’s named executive officers. Please see “Item 13. Certain Relationships and Related Transactions, and Director Independence-Other Transactions with Related Persons” of our annual report on Form 10-K for more information about the Services Agreement.

Other than equity-based incentive grants under our long-term incentive plan, our sponsor as the ultimate employer of our named executive officers has responsibility and authority for non-equity based compensation related decisions for our Chief Executive Officer and our Chief Operating Officer and, upon consultation with and recommendations by our Chief Executive Officer, for our Chief Financial Officer and General Counsel. Although our sponsor has the ultimate responsibility and authority for non-equity based compensation related decisions for our named executive officers, it regularly consults with, receives recommendations from, and obtains the approval of, the board of directors of our general partner with respect to non-equity based compensation related decisions. All compensation decisions for employees of Hi-Crush Services, including those for the individuals who are executive officers of our general partner, are made at the discretion of our Co-Chief Executive Officers, subject to approval by our sponsor and consultation with the board of directors of our general partner. All determinations with respect to equity awards made under the Partnership’s Long-Term Incentive Plan (“LTIP”), are made by the board of directors of our general partner, following the recommendation of our sponsor and the approval of the board of directors of our general partner and, where appropriate, the conflicts committee of the board of directors of our general partner.

For the year ended December 31, 2015, the named executive officers (“NEOs”), of our general partner were the following:

•	Robert E. Rasmus, Co-Chief Executive Officer (Principal Executive Officer)(a)

•	James M. Whipkey, Co-Chief Executive Officer (Principal Executive Officer)(b)

•	Laura C. Fulton, Chief Financial Officer (Principal Financial Officer)

•	Jefferies V. Alston, III, Chief Operating Officer

•	Mark C. Skolos, General Counsel and Secretary

•	Chad M. McEver, Vice President, Commercial and Distribution

•	William E. Barker, Vice President, Logistics and Site Development

(a)	Mr. Rasmus became the sole Chief Executive Officer and Principal Executive Officer upon Mr. Whipkey’s resignation as Co-Chief Executive Officer of our general partner effective November 5, 2015.

(b)	Mr. Whipkey resigned as Co-Chief Executive Officer of our general partner effective November 5, 2015.

[2]	NTD: Confirm no material changes, such as changes to the director compensation policies.

Distributions to Our General Partner

Our general partner is directly owned by our sponsor, which is partially-owned by certain of our named executive officers. We pay quarterly distributions to our sponsor in accordance with our partnership agreement with respect to its ownership of its limited partner interests and the incentive distribution rights as specified in our partnership agreement. The amount of each quarterly distribution that we pay to our sponsor is based solely on the provisions of our partnership agreement, which agreement specifies the amount of cash we distribute to our sponsor based on the amount of cash that we distribute to our limited partners each quarter. Accordingly, the cash distributions we make to our sponsor bear no relationship to the level or components of compensation of our named executive officers.

Our Compensation Philosophy

Our executive compensation program is intended to align the interests of our management team with those of our unitholders by motivating our executive officers to achieve strong financial and operating results for us, which we believe closely correlate to long-term unitholder value. In addition, our program is designed to achieve the following objectives:

•	attract, retain and reward talented executive officers and key management employees by providing total compensation competitive with that of other executive officers;

•	motivate executive officers and key management employees to achieve strong financial and operational performance;

•	emphasize performance-based compensation, balancing short-term and long-term results; and

•	reward individual performance.

Methodology — Advisors and Peer Companies

We employ a compensation philosophy that emphasizes pay-for-performance based on a combination of the Partnership’s performance and the individual’s impact on the Partnership’s performance, advancement of our business strategies, levels of responsibility, skills and experience. We believe this pay-for-performance approach generally aligns the interests of our named executive officers with that of our unitholders, and at the same time enables us to maintain a lower level of base salary overhead in the event our operating and financial performance fails to meet expectations. Our executive compensation program is designed to attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interest with that of our unitholders, and to reward success in reaching such goals.

In early 2014, we engaged the services of BDO USA, LLP, or BDO, a compensation consultant, to conduct a study to assist us in establishing overall compensation targets for our named executive officers. We consider BDO to be independent of the Partnership and therefore the work performed by BDO does not create a conflict of interest. The BDO study was based on compensation as reported in the proxy statements, Form 8-K filings and the annual reports on Form 10-K for a peer company group comprising energy focused partnerships and certain competitors.

The study was comprised of the following peer companies:

Access Midstream Partners, L.P.	American Midstream Partners, LP
Atlas Pipeline Partners, L.P.	Boardwalk Pipeline Partners, LP
Carbo Ceramics Inc.	Crestwood Equity Partners LP
DCP Midstream Partners, LP	Eagle Rock Energy Partners, L.P.
EnLink Midstream Partners, LP	Genesis Energy, L.P.
Markwest Energy Partners, L.P.	Niska Gas Storage Partners LLC

NuStar Energy L.P.	PVR Partners, L.P.
Regency Energy Partners LP	Summit Midstream Partners, LP
Targa Resources Partners LP	U.S. Silica Holdings, Inc.

The compensation analysis provided by BDO covered all major components of total compensation, including annual base salary, annual short-term cash incentive and long-term incentive awards for the senior executives of these companies. The board of directors of our general partner utilized the information provided by BDO to compare the levels of annual base salary, annual short-term cash incentive and long-term equity incentive awards at the peer companies with those of its named executive officers to ensure that compensation of our named executive officers is both consistent with our compensation philosophy and competitive with the compensation for executive officers of the peer companies. The board of directors of our general partner also considered and reviewed the results of the study performed by BDO to ensure the results indicated that our compensation programs were yielding a competitive total compensation model prioritizing incentive-based compensation and rewarding achievement of short and long-term performance objectives.

Components of Executive Compensation

There are principally three components of compensation that are used in our executive compensation program — base salary, annual short-term cash incentive and long-term equity incentive awards. Cash incentives and equity incentives (as opposed to base salary and benefits) represent the performance driven elements of the compensation program. The determination of each individual’s short-term cash incentives will reflect their relative contribution to achieving or exceeding annual goals, and the determination of each individual’s long-term incentive awards will be based on their expected contribution in respect of longer term performance objectives.

Base Salary

Base salary is paid in cash and is paid in order to recognize each executive officer’s unique value and contributions to our success in light of salary norms in the industry, to provide our named executive officers with sufficient, regularly paid income and to reflect position and level of responsibility. Our sponsor and the board of directors of our general partner review base salaries on an annual basis and may make adjustments as necessary to maintain a competitive executive compensation structure.

Similar to 2014, our Co-Chief Executive Officers and Chief Operating Officer each received an annual base salary of one dollar in 2015.

Annual Short-Term Cash Incentive

Under the annual short-term cash incentive plan, or STI, annual cash incentives are provided to executives to promote the achievement of our performance objectives. For our Co-Chief Executive Officers and Chief Operating Officer, target incentive opportunities are established as a dollar amount. Target incentive opportunities for our other named executive officers under the STI are established as a percentage of base salary. Incentive amounts are intended to provide total cash compensation consistent with opportunities available to executive officers in comparable positions in companies of comparable size when target performance is achieved, below such levels when performance is less than target and above the market median when performance exceeds target, with appropriate adjustments to reflect our organizational structure containing Co-Chief Executive Officers. The BDO study was used to determine the competitiveness of the incentive opportunity for comparable positions. For Ms. Fulton, Mr. Skolos, Mr. McEver and Mr. Barker, STI payments are generally paid in cash in February of each year for the prior fiscal year’s performance.

In order to provide a further focus on long-term value creation and enhance executive retention, our sponsor and the board of directors of our general partner determined that for our Co-Chief Executive Officers and Chief Operating Officer in 2015, 50% of each of such named executive officer’s STI payment will be paid in cash in

February for the prior fiscal year’s performance and the remaining 50% of such STI payment will be awarded as performance based vesting phantom limited partner units (“PPUs”), under the Partnership’s Long-Term Incentive Plan, with the PPUs vesting at the end of a three-year performance period. Please see “Compensation Discussion and Analysis-Components of Executive Compensation-Long-Term Incentive Compensation” below for a discussion regarding the PPUs.

In 2015, the STI objectives were initially designed and proposed by our Co-Chief Executive Officers, working with certain members of the board of directors of our general partner, including the Chairman of the conflicts committee of the board of directors of our general partner. The objectives of the STI were both oriented towards the Partnership and the Hi-Crush enterprise, which includes both Hi-Crush Proppants LLC, the owner of our general partner, and the Partnership combined. The STI objectives approved by our sponsor and the board of directors of our general partner were divided as follows for each of our named executive officers other than Mr. McEver and Mr. Barker: (1) Partnership objectives accounted for 80% of the STI and (2) applicable strategic individual objectives accounted for 20% of the STI. Mr. McEver’s and Mr. Barker’s Partnership objectives and their strategic individual objectives each accounted for 50% of the STI. Individual objectives focus on specific strategic objectives to be targeted by each named executive officer for that particular calendar year. The target STI opportunities for 2015 as a percentage of base salary, or as an established dollar amount, as applicable, were as follows:

Name and Principal Position	2015 Targeted STI Opportunity
Robert E. Rasmus, Co-Chief Executive Officer	$1,666,667
James M. Whipkey, Co-Chief Executive Officer	$1,666,667
Laura C. Fulton, Chief Financial Officer	83% of base salary
Jefferies V. Alston, III, Chief Operating Officer	$1,666,667
Mark C. Skolos, General Counsel and Secretary	83% of base salary
Chad M. McEver, Vice President, Commercial and Distribution	40% of base salary
William E. Barker, Vice President, Logistics and Site Development	40% of base salary

For 2015, there were three stated Partnership objectives under the STI, which accounted for 80% (or 50% in the case of Mr. McEver and Mr. Barker) of the total STI (the “contingent amount”). These Partnership objectives were the following: (1) achievement of our budget for Adjusted EBITDA, which accounted for 50% of the contingent amount, (2) achievement of a targeted annual growth in distributions to unitholders, which accounted for 25% of the contingent amount, and (3) achievement of a targeted year-over-year growth in total unitholder return, which accounted for 25% of the contingent amount. The payout on these Partnership objectives ranged from 0% if the minimum level of performance was not achieved, 50% if the minimum level of performance was achieved, 100% if the target level of performance was achieved and with respect to (x) our Co-Chief Executive Officers and Chief Operating Officer, 150% if the maximum level of performance was achieved and (y) our other named executive officers, 200% if the maximum level of performance was achieved. If the performance level falls between these percentages, payout is determined by straight-line interpolation.

The level of performance achieved in 2015 for each of the Partnership objectives was as follows:

STI Partnership Objectives	Level of Performance Achieved
(1) Adjusted EBITDA	Below Minimum
(2) Annual Distribution Growth	Below Minimum
(3) Year-over-Year Total Unitholder Return	Below Minimum

For 2015, the named executive officers’ individual objectives under the STI accounted for 20% of the total STI other than for Mr. McEver’s and Mr. Barker’s individual objectives under the STI, which accounted for 50% of the total STI. The individual objectives were based on applicable strategic goals and objectives of the

Partnership. Similar to the payout on the Partnership objectives, the payout on the individual objectives range from 0% if the minimum level of performance was not achieved, 50% if the minimum level of performance was achieved, 100% if the target level of performance was achieved and with respect to (x) our Co-Chief Executive Officers and Chief Operating Officer, 150% if the maximum level of performance was achieved and (y) our other named executive officers, 200% if the maximum level of performance was achieved, with straight-line interpolation used to determine the payout if the performance level falls between these percentages. Our sponsor and the board of directors of our general partner may apply discretion in determining actual payouts below stated maximums based on its assessment of the Partnership’s overall performance for the year.

Early in 2016, management prepared a report on the achievement of the Partnership objectives and the individual objectives. These results were reviewed by our sponsor and the board of directors of our general partner in January 2016, including a calculation of the percentage achievement of each objective for purposes of the STI program. Based on their review, the sponsor and the board of directors determined that no funding for any incentive payouts for the NEO’s would be approved based on the 2015 financial performance as compared to goals.

Long-Term Incentive Compensation

In connection with our initial public offering, the board of directors of our general partner adopted the LTIP for employees, officers, consultants and directors of our general partner and its affiliates, including Hi-Crush Services LLC, who perform services for us. All Hi-Crush Services LLC employees and each of our named executive officers, are eligible to participate in the LTIP. The LTIP provides for the grant of restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, other unit-based awards and unit awards.

The LTIP’s objective is to provide a focus on long-term value creation and enhance executive retention. The board of directors of our general partner approved the issuance under our LTIP in February 2015 of PPUs to each of our named executive officers and awards of both PPUs and time based vesting phantom limited partner units (“TPUs”) to Messrs. McEver and Barker.

The number of PPUs that will vest will range from 0% to 200% of the number of initially granted PPUs and is dependent on the Partnership’s total unitholder return (“TUR”), over a three-year performance period compared to the TUR of each entity in the Alerian MLP Index based on the Partnership’s average position among the Peer Group for each calendar quarter in the Performance Period based on Quarterly TUR. Each PPU represents the right to receive, upon vesting, one common unit representing limited partner interests in the Partnership. The PPUs are also entitled to forfeitable distribution equivalent rights (“DERs”), which accumulate during the performance period and are paid in cash on the date of settlement. The amount paid on the DERs will equal the quarterly distributions actually paid on the underlying securities during the performance period. Termination of employment for any reason will result in the forfeiture of any unvested units and unpaid DERs. We believe that utilizing total unitholder return as the long-term performance measure for these awards provides incentive for the continued growth of our operating footprint and distributions to unitholders. The PPUs will vest if the named executive officer continuously provides services to the Partnership from the date of grant until the end of the performance period.

If our Average TUR ranking among the companies in the group over the performance period is below the 25th percentile, 0% of the performance units will vest. If our Average TUR ranking over the performance period is greater than the 25th percentile but less than or equal to the 50th percentile, 50% to 100% of the performance units will vest. If our Average TUR ranking over the performance period is greater than the 50th percentile but less than or equal to the 75th percentile, 100% to 200% of the performance units will vest. If our Average TUR ranking over the performance period is greater than the 75th percentile, 200% of the performance units will vest. The number of phantom units that vest between applicable percentiles will be determined by straight-line interpolation. In addition, the board of directors of our general partner has discretion to increase or decrease the number of phantom units earned by up to 20%.

The TPUs vest 100% on the third anniversary of the date of grant.

To determine the number of PPUs or TPUs to be granted to each named executive officer in February 2015, we determined the dollar amount of long-term incentive compensation that we wanted to provide, and then granted the number of PPUs or TPUs that had a fair market value equal to that amount on the date of grant. For our Co-Chief Executive Officers and Chief Operating Officer, long-term incentive awards were determined using the BDO study for individuals in comparable positions and an analysis of the scope and responsibility of their roles and duties and also reflected the significant contribution of each individual to the Partnership’s profitability and success since the Partnership’s initial public offering in 2012. For our other named executive officers, long-term incentive awards for executives under the plan were established as a percentage of base salary (which reflects position and level of responsibility), with reference to the BDO study data for individuals in comparable positions.

The target 2015 long-term incentive opportunities, expressed as a dollar amount or percentage of base salary, as applicable, and the number of PPUs and TPUs awarded in February 2015, were as follows:

Name and Principal Position	2015 Long-Term Incentive Award Value	2015 PPUs Awarded (a)	2015 TPUs Awarded (a)
Robert E. Rasmus, Co-Chief Executive Officer	$1,081,785	30,750	—
James M. Whipkey, Co-Chief Executive Officer (b)	$1,081,785	30,750	—
Laura C. Fulton, Chief Financial Officer	130% of base salary	11,000	—
Jefferies V. Alston, III, Chief Operating Officer	$1,081,785	30,750	—
Mark C. Skolos, General Counsel and Secretary	113% of base salary	8,000	—
Chad M. McEver, Vice President, Commercial and Distribution	50% of base salary	1,550	1,550
William E. Barker, Vice President, Logistics and Site Development	95% of base salary	2,700	2,700

(a)	Represents 100% of the PPUs awarded to the named executive officer. As discussed above, depending on the Partnership’s performance over a three-year period, between 0% and 200% of the performance units will vest.
(b)	In connection with Mr. Whipkey’s resignation as Co-Chief Executive Officer of our general partner effective November 5, 2015, his previously granted PPUs, including the 2015 PPUs, terminated for no value.

Other Compensation

Unit purchase program

During 2015, the board of directors approved the adoption of the Hi-Crush Partners LP Unit Purchase Program (the “UPP”) offered under the LTIP as a purchase right for units. The UPP provides participating directors and employees, including the named executive officers, the opportunity to purchase common units representing limited partner interests of the Partnership at a discount. Employees earning more than $1 annual salary contribute to the UPP through payroll deductions not to exceed 35% of such employee’s eligible compensation during the applicable offering period. Directors and employees earning $1 annual salary contribute to the UPP through cash contributions not to exceed $150,000 in the aggregate.

On December 14, 2015, each named executive officer participating in the UPP was granted the right to purchase, on February 28, 2017 at $5.14 per common unit, up to the number of common units set forth in the table below, which shall be equal to (a)(i) such named executive officer’s aggregate dollar amount of contributions elected to be made to the UPP during the period of the UPP’s applicability divided by (ii) $5.14 (for named executive officers earnings $1 annual salary), or (b)(i) such named executive officer’s elected percentage of compensation multiplied by (ii) his or her actual eligible compensation during the period of the UPP’s applicability divided by (iii) $5.14 (for named executive officers earning more than $1 annual salary), in each case capped at 20,000 common units:

Name and Principal Position	Purchase Rights for Common Units Granted Under the UPP
Robert E. Rasmus, Co-Chief Executive Officer	20,000	(a)
James M. Whipkey, Co-Chief Executive Officer	20,000	(a)
Laura C. Fulton, Chief Financial Officer	20,000	(b)
Jefferies V. Alston, III, Chief Operating Officer	—	(a)
Mark C. Skolos, General Counsel and Secretary	5,799	(b)
Chad M. McEver, Vice President, Commercial and Distribution	17,455	(b)
William E. Barker, Vice President, Logistics and Site Development	16,643	(b)

(a)	Calculated based on application of the formula set forth above, using the dollar amount of contributions currently elected by the named executive officer. This number may be reduced based on reductions in the named executive officer’s elected dollar amount of contributions.
(b)	Calculated based on the application of the formula set forth above, using the named executive officer’s current elected percentage of compensation and amount of eligible compensation. This number may increase due to increases in the named executive officer’s actual eligible compensation or be reduced based on reductions in the named executive officer’s elected percentage of compensation or amount of actual eligible compensation.

Incentive Profits Interests

Pursuant to their employment agreements, each of Ms. Fulton, Mr. Skolos and Mr. McEver have been granted a 0.75% profits interest, 0.25% profits interest and 0.50% profits interest, respectively, in our sponsor entitling them to receive 0.75%, 0.25% and 0.50%, respectively, of any net distributions by our sponsor after the capital members of the sponsor have received aggregate distributions from our sponsor above applicable threshold amounts for each executive officer. Upon the receipt by the capital members of aggregate distributions from the sponsor above certain incremental thresholds, Mr. McEver’s profits interest increases from 0.50% up to a maximum 0.80% of any net distributions by our sponsor. No profits interest was paid to Ms. Fulton, Mr. Skolos or Mr. McEver in 2015.

Benefits

The Partnership does not maintain a defined benefit or pension plan for our named executive officers because it believes such plans primarily reward longevity rather than performance. Hi-Crush Services provides benefits to all of its employees that includes health, dental, vision, basic term life insurance, personal accident insurance and short and long-term disability coverage. Employees provided to us under the Services Agreement, including our named executive officers, are entitled to the same basic benefits. For the year ended December 31, 2015, Hi-Crush Services provided a dollar-for-dollar matching contribution under the 401(k) plan on the first 3% of eligible compensation contributed to the plan, up to $7,950. The 401(k) matching contribution vests in four installments with the first 25% vesting upon completion of one year of service.

Risk Assessment Related to our Compensation Structure

We believe that the compensation plans and programs for our named executive officers, as well as our other employees, are appropriately structured and are not reasonably likely to result in material risk to the Partnership. We believe these compensation plans and programs are structured in a manner that does not promote excessive risk-taking that could harm the value of the Partnership or reward poor judgment. We also believe that compensation has been allocated among base salary and short and long-term compensation in such a way as to not encourage excessive risk-taking. Under our STI, annual cash incentives are provided to our executives to promote achievement of the Partnership’s short-term strategic objectives. The Partnership awards performance phantom limited partner units, which represent the right to receive upon vesting one common unit representing limited partner interests in the Partnership, rather than unit options for equity awards because the phantom units retain value even in a depressed market so that employees are less likely to take unreasonable risks to get, or keep, unit options “in-the-money.” Finally, the time-based vesting over three years for the Partnership’s long-term incentive awards ensures that the interests of employees align with those of the unitholders of the Partnership for the long-term performance of the Partnership.

Tax and Accounting Implications of Equity-Based Compensation Arrangements

Deductibility of Executive Compensation

We are a partnership and not a corporation for U.S. federal income tax purposes. Therefore, we believe that the compensation paid to our named executive officers is not subject to the deduction limitations under Section 162(m) of the Internal Revenue Code and therefore is generally fully deductible for federal income tax purposes.

Accounting for Unit-Based Compensation

For unit-based compensation arrangements, including equity-based awards issued to our named executive officers, we record compensation expense over the vesting period of the awards, as discussed further in Note 10 to our consolidated financial statements.

Board of Directors Report

The board of directors of our general partner has reviewed and discussed with management the “Compensation Discussion and Analysis” presented above. The member of management with whom the board of directors of our general partner had discussions is the Chief Executive Officer. In addition, the board of directors of our general partner engaged the services of BDO USA, LLP, a compensation consultant, to conduct a study in 2014 to assist us in establishing overall compensation packages for our executives. Based on this review and discussion, we recommended that the “Compensation Discussion and Analysis” referred to above be included in this Annual Report on Form 10-K for the year ended December 31, 2015.

Board of Directors

John F. Affleck-Graves

Jefferies V. Alston, III

Gregory F. Evans

John R. Huff

John Kevin Poorman

Robert E. Rasmus

Trevor M. Turbidy

R. Graham Whaling

James M. Whipkey

Joseph C. Winkler III

The foregoing report shall not be deemed to be incorporated by reference by any general statement or reference to this Annual Report on Form 10-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

Compensation Tables

Summary Compensation Table

The following table shows the compensation paid or otherwise awarded to our fiscal year 2015 named executive officers for services rendered to us and our subsidiaries during fiscal years 2015, 2014 and 2013, as applicable. The cash compensation paid or awarded by us reflects only the portion of our sponsor’s or Hi-Crush Services’ compensation expense allocated to us by Hi-Crush Services under the Services Agreement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Equity Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)		Total $
Robert E. Rasmus	2015	1	—	—	—	39,247	(e)	39,248
Co-Chief Executive Officer	2014	1	—	2,310,664	—	27,361	(e)	2,338,026
	2013	1	—	—	—	16,648	(e)	16,649

James M. Whipkey (f)	2015	1	—	—	—	29,805	(e)	29,806
Co-Chief Executive Officer	2014	1	—	2,310,664	—	20,199	(e)	2,330,864
	2013	1	—	—	—	14,260	(e)	14,261

Laura C. Fulton	2015	225,000	—	412,720	—	16,830		654,550
Chief Financial Officer	2014	219,231	—	363,182	323,000	5,928		911,341
	2013	151,250	137,500	—	266,000	11,023		565,773

Jefferies V. Alston, III	2015	1	—	—	—	14,634		14,635
Chief Operating Officer	2014	1	—	2,310,664	—	—		2,310,665

Mark C. Skolos	2015	187,500	—	300,160	—	15,443		503,103
General Counsel and Secretary	2014	183,335	—	259,438	247,000	418		690,191
	2013	108,654	—	—	190,000	7,176		305,830

Chad M. McEver	2015	107,500	—	110,996	—	10,571		229,067
Vice President, Commercial and Distribution	2014	163,400	—	—	76,000	3,790		243,190

William E. Barker	2015	102,500	—	193,347	—	7,759		303,606
Vice President, Logistics Site Development

(a)	The amounts reported in this column represent (i) discretionary bonuses earned by the named executive officer during the applicable fiscal year, including the portion of any cash bonuses paid by our sponsor to the named executive officer that was reimbursable by us under the Services Agreement and (ii) any bonuses provided for in the named executive officer’s employment agreement.
(b)	Equity award amounts reflect the aggregate grant date fair value of LTIP awards granted for the periods presented, computed in accordance with FASB ASC Topic 718. For Messrs. Rasmus, Whipkey and Alston, a portion of the amounts underlying the 2014 equity awards reflects equity grants made in 2015 for amounts earned in 2014 under the STI. See Note 10 to our consolidated financial statements for additional assumptions underlying the value of the equity awards.
(c)	Represents amounts paid according to the provisions of the short-term cash incentive plan then in effect. Amounts were earned in the fiscal year indicated but were paid in the next fiscal year. With respect to Messrs. Rasmus, Whipkey and Alston, no compensation expense associated with the cash component of their 2014 STI award was allocated to us by Hi-Crush Services under the Services Agreement.

(d)	Amounts in this column reflect the amount paid by our sponsor since 2013 that was reimbursable by us under the Services Agreement for matching 401(k) contributions and premiums paid for health and welfare benefits and coverage.
(e)	Pursuant to a management services agreement entered into between Red Oak Capital Management LLC and our sponsor, our sponsor reimburses Red Oak Capital Management LLC for the health and welfare benefits and coverage paid for Messrs. Rasmus and Whipkey.
(f)	In connection with Mr. Whipkey’s resignation as Co-Chief Executive Officer of our general partner effective November 5, 2015, his PPUs terminated for no value.

Grants of Plan-Based Awards Table

The following supplemental compensation table shows compensation details on the value of plan-based incentive awards granted during 2015 to our named executive officers. The table includes awards made during or for 2015. The information in the table under the caption “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represents the threshold, target and maximum amounts payable under the short-term cash incentive plan for performance in 2015. Amounts actually paid under that plan for 2015 that were allocated to us by Hi-Crush Services under the Services Agreement are set forth in the Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.” Information under the “Grant Date Fair Value of LTIP Awards” represents the PPUs granted to Messrs. Rasmus, Whipkey and Alston in February 2015 under our LTIP based on the achievement of the targets set forth in the STI. These amounts are set forth in the Summary Compensation Table under the caption “Equity Awards”.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts under Equity Incentive Plan Awards (b)			Grant Date Fair Value of LTIP Awards ($)(c)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert E. Rasmus
Short-term incentive plan	N/A	416,667	833,334	1,250,000	—	—	—	—
STI PPU	2/13/2015	—	—	—	15,375	30,750	61,500	1,153,740

James M. Whipkey (d)
Short-term incentive plan	N/A	416,667	833,334	1,250,000	—	—	—	—
STI PPU	2/13/2015	—	—	—	15,375	30,750	61,500	1,153,740

Laura C. Fulton
Short-term incentive plan	N/A	125,000	250,000	500,000	—	—	—	—
February 2015 PPU	2/13/2015	—	—	—	5,500	11,000	22,000	412,720

Jefferies V. Alston, III
Short-term incentive plan	N/A	416,667	833,334	1,250,000	—	—	—	—
STI PPU	2/13/2015	—	—	—	15,375	30,750	61,500	1,153,740

Mark C. Skolos
Short-term incentive plan	N/A	103,750	207,500	415,000	—	—	—	—
February 2015 PPU	2/13/2015	—	—	—	4,000	8,000	16,000	300,160

Chad M. McEver
Short-term incentive plan	N/A	43,000	86,000	172,000	—	—	—	—
February 2015 PPU	2/13/2015	—	—	—	775	1,550	3,100	58,156
February 2015 TPU	2/13/2015	—	—	—	—	1,550	—	52,840

William E. Barker
Short-term incentive plan	N/A	41,000	82,000	164,000	—	—	—	—
February 2015 PPU	2/13/2015	—	—	—	1,350	2,700	5,400	101,304
February 2015 TPU	2/13/2015	—	—	—	—	2,700	—	92,043

(a)	Amounts shown represent amounts under the STI. If minimum levels of performance are not met, then the payout for one or more of the components of the STI may be zero. See “Compensation Discussion and

Analysis-Components of Executive Compensation-Annual Short-Term Cash Incentive” above for further discussion of these awards.
(b)	The number of units shown represent units awarded under the LTIP. The PPUs awarded on February 13, 2015 will vest in their entirety on December 31, 2017 if the specified performance conditions are satisfied. If minimum levels of performance are not met, then none of the PPUs will vest. See “Compensation Discussion and Analysis-Components of Executive Compensation-Long-Term Incentive Compensation” above for further discussion of these awards. The TPUs vest 100% on the third anniversary on the grant date.
(c)	Equity award amounts reflect the aggregate grant date fair value of LTIP awards granted for the periods presented, computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements for additional assumptions underlying the value of the equity awards.
(d)	In connection with Mr. Whipkey’s resignation as Co-Chief Executive Officer of our general partner effective November 5, 2015, his PPUs terminated for no value.

Narrative Disclosure to the Summary Compensation Table and Grants of the Plan-Based Awards Table

A description of material factors necessary to understand the information disclosed in the tables above with respect to salaries, bonuses, equity awards, non-equity incentive plan compensation, and 401(k) plan contributions can be found in the compensation discussion and analysis that precedes these tables.

Outstanding Equity Awards at Fiscal Year-End

The following are the outstanding equity awards for the named executive officers as of December 31, 2015:

	Outstanding LTIP Awards
Name and Principal Position	Equity Incentive Plan Awards: Unearned Units That Have Not Vested (a)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($) (a)(b)
Robert E. Rasmus, Co-Chief Executive Officer (c)	47,394	280,572
James M. Whipkey, Co-Chief Executive Officer (c)	—	—
Laura C. Fulton, Chief Financial Officer	17,991	106,507
Jefferies V. Alston, III, Chief Operating Officer (c)	47,394	280,572
Mark C. Skolos, General Counsel and Secretary	12,994	76,924
Chad M. McEver, Vice President, Commercial and Distribution	3,100	18,352
William E. Barker, Vice President, Logistics and Site Development	7,448	44,092

(a)	PPUs were awarded in June 2014 and February 2015, and vest in their entirety over a range of 0% to 200% on December 31, 2016 and December 31, 2017, respectively, if the specified performance conditions are satisfied. To determine the number of unearned units and the market value of such units, the calculation of the number of PPUs granted that are expected to vest is based on assumed performance of 100%. Additionally, Mr. McEver and Mr. Barker were granted TPUs in February 2015 which vest 100% on December 31, 2017.
(b)	Value calculated based on the closing price at December 31, 2015 of our common units at $5.92.
(c)	On February 13, 2015, Messrs. Rasmus, Whipkey and Alston each received 30,750 PPUs under the LTIP for amounts earned in 2014 under the STI. The PPUs vest in their entirety over a range of 0% to 200% on December 31, 2017 if the specified performance conditions are satisfied. Please see “Compensation Discussion and Analysis-Annual Short-Term Cash Incentive” and “Compensation Discussion and Analysis-Long-Term Incentive Compensation” for more information about the STI award and the PPUs. In connection with Mr. Whipkey’s resignation as Co-Chief Executive Officer of our general partner effective November 5, 2015, his previously granted PPUs terminated for no value. Mr. Whipkey had no outstanding equity awards as of December 31, 2015.

Option Exercises and Units Vested

	Unit Awards
Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)
William E. Barker	1,070	$8,014.30

Pension Benefits

Currently, our general partner does not, and does not intend to, provide pension benefits to our named executive officers. Our general partner may change this policy in the future.

Nonqualified Deferred Compensation

Currently, our general partner does not, and does not intend to, sponsor or adopt a nonqualified deferred compensation plan. Our general partner may change this policy in the future.

Potential Payments Upon Termination or a Change in Control

Aggregate Payments. The table below reflects the aggregate amount of payments and benefits that we believe our named executive officers would have received under their employment agreement and the Partnership’s LTIP upon certain specified termination of employment and/or a change in control events, in each case, had such event occurred on December 31, 2015. Details regarding individual plans and arrangements follow the table. The amounts below constitute estimates of the amounts that would be paid to our named executive officers upon each designated event, and do not include any amounts accrued through fiscal 2015 year-end that would be paid in the normal course of continued employment, such as accrued but unpaid salary and benefits generally available to all salaried employees. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Name and Principal Position	Change in Control ($)	Termination without Cause or by Executive for Good Reason ($)	Termination with Cause or for Death or Disability ($)	Termination Due to Expiration of Term ($)
Robert E. Rasmus, Co-Chief Executive Officer	280,572	750,000	—	—
James M. Whipkey, Co-Chief Executive Officer (a)	—	—	—	—
Laura C. Fulton, Chief Financial Officer	106,507	150,000	—	150,000
Jefferies V. Alston, III, Chief Operating Officer	280,572	750,000	—	—
Mark C. Skolos, General Counsel and Secretary	76,924	125,000	—	125,000
Chad M. McEver, Vice President, Commercial and Distribution	18,352	—	—	—
William E. Barker, Vice President, Logistics and Site Development	44,092	—	—	—

(a)	Mr. Whipkey’s employment agreement terminated in connection with his resignation effective November 5, 2015.

Employment Agreements. Other than Mr. McEver and Mr. Barker, each of our named executive officers has entered into an employment agreement with our sponsor. The initial term of the each employment agreement is one year from the effective date of such agreement, with automatic extensions for additional one-year periods unless either party provides at least sixty days’ advance written notice of the intent to terminate the agreement. Mr. Whipkey’s employment agreement terminated in connection with his resignation effective November 5, 2015.

The employment agreements contain severance provisions. Under the terms of the employment agreements, the employment of the named executive officer may be terminated by our sponsor with or without Cause (defined below), by the named executive officer for or without Good Reason (defined below), due to the named executive officer’s disability or death, or due to expiration of the term of the employment agreement.

Upon a termination by our sponsor for Cause, by the named executive officer without Good Reason, due to the named executive officer’s disability or death, or with respect to Mr. Rasmus and Mr. Alston due to expiration of the term of the employment agreement, the named executive officer is entitled to the following severance benefits: (i) payment of all accrued and unpaid base salary through the date of termination, (ii) reimbursement for all incurred but unreimbursed expenses entitled to reimbursement, and (iii) provision of any benefits to which the named executive officer is entitled pursuant to the terms of any applicable benefit plan or program (collectively, the “Accrued Obligations”). Under Ms. Fulton’s and Mr. Skolos’ employment agreement, upon a termination due to the expiration of the term, Ms. Fulton and Mr. Skolos shall be entitled to the following severance benefits: (i) payment of the Accrued Obligations and (ii) 50% of such named executive officer’s base salary, payable over the remainder of the term of the employment agreement in installments substantially similar to our sponsor’s salary payment practices.

Upon a termination by our sponsor without Cause or by the named executive officer for Good Reason, the named executive officer is entitled to the following severance benefits: (i) payment of the Accrued Obligations and (ii) (a) in the case of Mr. Rasmus and Mr. Alston, payment of an amount equal to $750,000 in a lump sum payment on the date that is 30 days after the date of termination and (b) in the case of Ms. Fulton and Mr. Skolos, the remainder of such employee’s base salary for the remaining term of the employment agreement, which in no event shall be less than 50% of such base salary, payable over the remainder of the term of the employment agreement in installments substantially similar to our sponsor’s salary payment practices. Payment of the additional lump sum payment is contingent upon the named executive officer’s execution and non-revocation of a general release of claims in favor of us. No named executive officer has any right to receive a “gross up” for any excise tax imposed by Section 4999 of the Code, or any federal, state or local income tax.

Under the employment agreements, the following terms generally have the meanings set forth below:

•	Cause means a named executive officer’s (i) conviction of, or entry of a guilty plea or plea of no contest with respect to, a felony or any other crime directly or indirectly involving the named executive officer’s lack of honesty or moral turpitude, (ii) drug or alcohol abuse for which the named executive officer fails to undertake and maintain treatment within five calendar days after requested by our sponsor, (iii) acts of fraud, embezzlement, theft, dishonesty or gross misconduct, (iv) material misappropriation (or attempted misappropriation) of any of our funds or property, or (v) a breach of the named executive officer’s obligations described under the employment agreement, as determined by a majority of our sponsor’s board of directors.

•	Good Reason means, without the named executive officer’s consent: (i) a material breach by our sponsor of its obligations under the employment agreement, (ii) any material diminution of the duties of the named executive officer, (iii) a reduction in the named executive officer’s base salary, other than pursuant to a proportionate reduction applicable to all senior executives or employees generally and the members of our sponsor’s board of directors, to the extent such board members receive board fees, or (iv) the relocation of the geographic location of the named executive officer’s principal place of employment by more than 50 miles.

The following table reflects payments that would have been made under the named executive officer’s employment agreement in the event the named executive officer’s employment was terminated as of December 31, 2015.

Name and Principal Position	Termination without Cause or by Executive for Good Reason ($)	Termination with Cause or for Death or Disability ($)	Termination Due to Expiration of Term ($)
Robert E. Rasmus, Co-Chief Executive Officer	750,000	—	—
James M. Whipkey, Co-Chief Executive Officer (a)	—	—	—
Laura C. Fulton, Chief Financial Officer	150,000	—	150,000
Jefferies V. Alston, III, Chief Operating Officer	750,000	—	—
Mark C. Skolos, General Counsel and Secretary	125,000	—	125,000
Chad M. McEver, Vice President, Commercial and Distribution	—	—	—
William E. Barker, Vice President, Logistics and Site Development	—	—	—

(a)	Mr. Whipkey’s employment agreement terminated in connection with his resignation effective November 5, 2015.

Performance Phantom Unit Grants under the LTIP. Each of our named executive officers, other than Mr. Whipkey, held PPUs, under our form of phantom unit award agreement (performance based vesting) (the “PPU Award Agreement”) and the LTIP as of December 31, 2015. If a Change in Control occurs and the named executive officer has remained continuously employed by us from the date of grant to the date upon which such Change in Control occurs, then the phantom units granted to the named executive officer under the PPU Award Agreement and related distribution equivalent rights will fully vest on the date upon which such Change in Control occurs.

The following terms generally have the following meanings for purposes of the LTIP and PPU Award Agreement:

•	Affiliate means, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

•	Change of Control means, and shall be deemed to have occurred upon one or more of the following events: (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than members of our general partner, the Partnership, or an Affiliate of either our general partner or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the voting securities of our general partner, (ii) the members of our general partner or the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of our general partner or the Partnership, (iii) the sale or other disposition by either our general partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate, or (iv) our general partner or an Affiliate of our general partner or the Partnership ceases to be the general partner of the Partnership;

The following table reflects amounts that would have been received by each of the named executive officers under the LTIP and related PPUs in the event there was a Change in Control as of December 31, 2015. The amounts reported below assume that the price per unit of our common units was $5.92, which was the closing price per unit of our common units on December 31, 2015.

Name and Principal Position	Change in Control ($) (a)
Robert E. Rasmus, Co-Chief Executive Officer	280,572
James M. Whipkey, Co-Chief Executive Officer (b)	—
Laura C. Fulton, Chief Financial Officer	106,507
Jefferies V. Alston, III, Chief Operating Officer	280,572
Mark C. Skolos, General Counsel and Secretary	76,924
Chad M. McEver, Vice President, Commercial and Distribution	18,352
William E. Barker, Vice President, Logistics and Site Development	44,092

(a)	Amounts reported relate to the PPUs awarded in June 2014 and February 2015, which vest in their entirety over a range of 0% to 200% on December 31, 2016 and December 31, 2017, respectively, if the specified performance conditions are satisfied. To determine the number of unearned units and the market value of such units, the calculation of the number of PPUs granted in June 2014 and February 2015 that are expected to vest is based on assumed performance of 100%. The amounts also include the value of the TPUs which were granted in June 2014 and February 2015.
(b)	In connection with Mr. Whipkey’s resignation as Co-Chief Executive Officer of our general partner effective November 5, 2015, his previously granted PPUs terminated for no value. Mr. Whipkey had no outstanding equity awards as of December 31, 2015.

Director Compensation

The executive officers of our general partner who also serve as directors of our general partner do not receive additional compensation for their services as a director of our general partner. The table below sets forth the annual compensation earned during 2015 by the non-executive directors of our general partner.

Director	Fees Earned or Paid in Cash ($)	Unit Awards ($)	Total ($)
John F. Affleck-Graves	70,000	50,000	120,000
Gregory F. Evans	—	—	—
John R. Huff	50,000	50,000	100,000
John Kevin Poorman	70,000	50,000	120,000
Trevor M. Turbidy	—	—	—
Steven A. Webster (a)	—	—	—
R. Graham Whaling (b)	—	—	—
James M. Whipkey (c)	—	—	—
Joseph C. Winkler III	100,000	50,000	150,000

(a)	Mr. Webster resigned as a director of our general partner on February 17, 2015.
(b)	Mr. Whaling was appointed as a director of our general partner on February 17, 2015.
(c)	Mr. Whipkey became a non-executive director of our general partner on November 5, 2015 in connection with his resignation as Co-Chief Executive Officer of our general partner, and was appointed as Chairman of the board of directors of our general partner on November 5, 2015.

Following the IPO on August 16, 2012, each independent director of our general partner has received an annual retainer of $50,000. Each January, our independent directors have also received an annual grant of the number of common units having a grant date fair value of approximately $50,000 as of such date. Such units are not subject to a vesting period. Further, each independent director serving as a chairman or a member of a committee of the board of directors of our general partner has received an annual retainer of $25,000 or $10,000, respectively. Beginning in 2014, Mr. Huff, who is not an independent director, also received the foregoing annual retainers and grants.

As discussed in “Compensation Discussion and Analysis-Components of Executive Compensation-Other Compensation-Unit Purchase Program” above, directors may contribute to the UPP through cash contributions not to exceed $150,000 in the aggregate. On December 14, 2015, each director participating in the UPP was granted the right to purchase, on February 28, 2017 at $5.14 per common unit, up to the number of common units set forth in the table below, which shall be equal to such director’s aggregate dollar amount of contributions elected to be made to the UPP during the period of the UPP’s applicability divided by $5.14, capped at 20,000 common units:

Director (a)	Purchase Rights for Common Units Granted Under the UPP (b)
John F. Affleck-Graves	20,000
John R. Huff	20,000
Joseph C. Winkler III	20,000

(a)	The UPP participation of directors who are named executive officers is provided in “Compensation Discussion and Analysis-Components of Executive Compensation-Other Compensation-Unit Purchase Program” above.
(b)	Calculated based on application of the formula set forth above, using the dollar amount of contributions currently elected by the director. This number may be reduced based on reductions in the director’s elected dollar amount of contributions.

Compensation Committee Interlocks and Insider Participation

None of the directors or executive officers of our general partner served as members of the compensation committee or board of directors of another entity that has or had an executive officer who served as a member of the board of directors of our general partner during 2015. Our general partner’s board of directors is not required to maintain, and does not maintain, a compensation committee. In addition, as previously noted, other than for equity-based awards under our LTIP, we do not directly employ or compensate the executive officers of our general partner. Rather, under the Services Agreement, we reimburse Hi-Crush Services and its affiliates for, among other things, the allocable expenses incurred in compensating our general partner’s executive officers. Messrs. Rasmus, Whipkey and Alston, who are members of the board of directors of our general partner, are, or were during the fiscal year 2015, also executive officers of our general partner.

PROPOSAL TWO: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF

NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We may ask our common unitholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to adopt the Restated LTIP, which we refer to as the Adjournment Proposal. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to adopt the Restated LTIP. If our common unitholders approve the Adjournment Proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our common unitholders who have previously voted against adoption of the Restated LTIP.

Vote Required

The affirmative vote of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting is required to approve the Adjournment Proposal. Accordingly, abstentions will have no impact on the outcome of the Adjournment Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” approval of the Adjournment Proposal. Common unitholders who hold their units in “street name” and do not give instructions to their brokerage firm or other nominee will not be considered present at the special meeting, but the failure to provide instructions will have no effect on the outcome of the Adjournment Proposal.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE SPECIAL MEETING

Time and Place

The special meeting will be held on December 8, 2016, beginning at 10:00 a.m. Central Standard Time, at Three Riverway, Houston, Texas 77056.

Purpose

At the special meeting, our common unitholders will act upon the following proposals:

•	a proposal to approve the first amendment and restatement of the LTIP, which, among other things, provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP so that, as of the effective date of the amendment and restatement of the LTIP, the total number of common units available for delivery with respect to awards under the LTIP will be increased by 2,700,000 common units to an aggregate of 4,064,035 common units; and

•	a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal.

Record Date

Our general partner has fixed the close of business on October 10, 2016 as the record date for the determination of holders of common units entitled to notice of, and to vote at, the special meeting or any postponements or adjournments thereof. A complete list of such common unitholders will be available for inspection in our offices at Three Riverway, Suite 1350, Houston, Texas 77056, during normal business hours upon written demand by any holder of our common units.

Holders Entitled to Vote

All unitholders who owned our common units at the close of business on the record date, October 10, 2016, are entitled to receive notice of the special meeting and to vote the common units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting.

Each unitholder is entitled to one vote for each common unit owned on all matters to be considered. On October 10, 2016, there were 63,667,519 common units issued and outstanding.

Quorum

If more than 50% of our outstanding common units on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your common units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy.

Proxies received but marked as abstentions will be counted as common units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding common units in “street name” indicating that the broker does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”), such common units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Vote Required

The LTIP Proposal requires the approval of a majority of the votes cast by our common unitholders represented in person or by proxy. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. The number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the votes cast requirement, and abstentions have the effect of a vote against the LTIP Proposal.

The proxy provides common unitholders the opportunity to vote on the LTIP Proposal. However, the Restated LTIP will not be effective unless approved by the common unitholders.

Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding common units represented either in person or by proxy at the special meeting.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Revocation of Proxies

If you are a unitholder of record, you may change your vote at any time before the voting polls close at the special meeting by:

•	submitting a proxy with new voting instructions using the Internet or telephone voting system at any time prior to 11:59 p.m. Eastern Standard Time on December 7, 2016;

•	delivering a later-dated, executed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219;

•	delivering a written notice of revocation of your proxy to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; or

•	attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy.

If you are a beneficial owner of common units held in street name and you have instructed your broker or other nominee to vote your common units, you must follow the procedure your broker or nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Solicitation

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by employees of our general partner, without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your common units electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expense.

Adjournment

We may adjourn the special meeting to another date and/or place for any proper purpose, including, without limitation, for the purpose of soliciting additional proxies if there are not sufficient votes cast in favor of the LTIP Proposal. In addition, our partnership agreement provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding common units represented either in person or by proxy.

No Common Unitholder Proposals

Your common units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at this meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding common units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights

We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our common unitholders with respect to the LTIP Proposal.

HOUSEHOLDING MATTERS

Common unitholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any common unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a common unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact us at (713) 980-6200, attention Investor Relations, or write to Investor Relations, attention Mark C. Skolos, Hi-Crush Partners LP, Three Riverway, Suite 1350, Houston, Texas 77056. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a common unitholder of record receiving multiple copies of our proxy statement, you can request householding by contacting us in the same manner. If you own your common units through a bank, broker or other common unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the common unitholder of record.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are required to file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.hicrushpartners.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE UNITHOLDERS MEETING
TO BE HELD ON DECEMBER 8, 2016

The Notice of Special Meeting of Common Unitholders, the Proxy Statement for the Special Meeting of
Common Unitholders and the Annual Report on Form 10-K for the year ended December 31, 2015 are available at Three Riverway, Suite 1350, Houston, Texas 77056.

EXHIBIT A

HI-CRUSH PARTNERS LP

FIRST AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

Section 1. Purpose of the Plan. The Hi-Crush Partners LP Long-Term Incentive Plan was adopted on August 21, 2012 and amended by the First Amendment on June 2, 2014 (the “Prior Plan”) by Hi-Crush GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”). This Hi-Crush Partners LP First Amended and Restated Long-Term Incentive Plan (the “Plan”) has been adopted on September 21, 2016 (the “Effective Date”) by the General Partner. Except as provided in the following sentence, the Plan as set forth herein shall supersede and replace in its entirety the Prior Plan. Notwithstanding any provisions herein to the contrary, each Award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Prior Plan as in effect immediately prior to the Effective Date, except that any such Award that is an Option or UAR shall also be subject to the provisions of Section 6(j)(xi) of the Plan as set forth herein. The Plan is intended to promote the interests of the General Partner, the Partnership and their respective Affiliates by providing to Employees, Consultants and Directors incentive compensation awards to encourage superior performance. The Plan is also contemplated to enhance the ability of the General Partner, the Partnership and their respective Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.

(b) “409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(d) “Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Unit Award, Substitute Award, Other Unit Based Award or Cash Award granted under the Plan or Performance Awards and includes, as appropriate, any tandem DERs granted with respect to an Award (other than a Restricted Unit or Unit Award).

(e) “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

(f) “Board” means the Board of Directors of the General Partner.

(g) “Cash Award” means an award denominated in cash.

(h) “Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than members of the General Partner, the Partnership, or an Affiliate of either the

General Partner or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the voting securities of the General Partner;

(ii) the members of the General Partner or the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the General Partner or the Partnership;

(iii) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate of the General Partner or the Partnership;

(iv) the General Partner or an Affiliate of the General Partner or the Partnership ceases to be the general partner of the Partnership;

Notwithstanding the above, with respect to a 409A Award, a “Change of Control” shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of Section 1.409A-3(i)(5) of the 409A Regulations, as applied to non-corporate entities.

(i) “Chief Executive Officer” means the then-current Chief Executive Officer of the General Partner.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k) “Committee” means the Board or such committee as may be appointed by the Board to administer the Plan, which alternative committee may be the board of directors or managers of any Affiliate of the General Partner or a committee therefore.

(l) “Consultant” means an individual who renders consulting or advisory services to the General Partner, the Partnership or an Affiliate of either.

(m) “Director” means a member of the Board or the board of directors of an Affiliate of the General Partner who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

(n) “Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or Unit Award), to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

(o) “Effective Date” has the meaning set forth in Section 1.

(p) “Employee” means an employee of the General Partner or an Affiliate of the General Partner.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the last market trading day prior to the applicable day (or, if there is no trading in the Units on such date, on the next preceding day on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the 409A Regulations (specifically, Section 1.409A-l(b)(5)(iv)(B) of the 409A Regulations).

(s) “General Partner” has the meaning set forth in Section 1.

(t) “Option” means an option granted under the Plan to purchase Units.

(u) “Other Unit Based Award” means an Award granted to an Employee, Director or Consultant pursuant to Section 6(f).

(v) “Participant” means an Employee, Consultant or Director granted an Award under the Plan.

(w) “Partnership” has the meaning set forth in Section 1.

(x) “Performance Award” means a right granted to an Employee, Director or Consultant pursuant to Section 6(i), to receive an Award based upon performance criteria specified by the Committee.

(y) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

(z) “Phantom Unit” means a notional Unit granted under the Plan which upon vesting entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

(aa) “Plan” has the meaning set forth in Section 1.

(bb) “Prior Plan” has the meaning set forth in Section 1.

(cc) “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).

(dd) “Restricted Period” means, subject to Section 8(p) of the Plan, the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

(ee) “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(gg) “SEC” means the Securities and Exchange Commission, or any successor thereto.

(hh) “Substitute Award” means an award granted pursuant to Section 6(h) of the Plan.

(ii) “Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

(jj) “Unit” means a common unit of the Partnership.

(kk) “Unit Appreciation Right” means a contingent right granted under the Plan that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

(ll) “Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

Section 3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b) Manner and Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by the Board, (ii) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (iii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for all purposes of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the General Partner, the Partnership, any Affiliate of the General Partner or the Partnership, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee. Subject to the Plan and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer, subject to such limitations on such delegated powers and duties as the Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate state partnership or limited liability company law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan; provided, however, the Chief Executive Officer may not grant Awards to himself, a Director or any executive officer of the General Partner or any of its Affiliates, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer or a Director. Under no circumstances shall any such delegation result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Partnership.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the General

Partner, the Partnership or their respective Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Partnership or any of their respective Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.

(d) Exemptions from Section 16(b) Liability. It is the intent of the General Partner that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

Section 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, the aggregate number of Units that may be delivered with respect to Awards under the Plan is 4,064,035 (which number includes the number of Units previously issued pursuant to an Award (or made subject to an Award that has not expired or been terminated) granted under the Prior Plan). Units withheld from an Award or surrendered by a Participant to satisfy the payment of any exercise price with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right); provided, however, that, notwithstanding the foregoing, any Units withheld to cover a tax withholding obligation shall not again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Partnership or any of its Affiliates (including newly issued Units) or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c) Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of FASB Accounting Standards Codification, Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification, Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the General Partner or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of the General Partner or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.

(e) Director Awards. Notwithstanding any provision to the contrary in the Plan, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any individual Director for any single calendar year shall not exceed $700,000; provided, however, that such limitation shall be (i) $1,400,000 in the first year an individual becomes a Director and (ii) determined without regard to grants of Awards, if any, made to a Director during any period in which such individual was an Employee or a Consultant.

Section 5. Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan. If the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees, Consultants, and Directors of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.

Section 6. Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the General Partner, the Partnership, or their respective Affiliates, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any 409A Award if such acceleration would subject a Participant to additional taxes under Section 409A of the Code and the 409A Regulations.

(b) Options. The Committee may grant Options that are intended to comply with Section 1.409A-l(b)(5)(i)(A) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(b), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the exercise price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the General Partner, withholding Units from an Award, a “cashless-broker” exercise through procedures approved by the General Partner, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service to the General Partner and its Affiliates or membership on the Board or the board of directors of an Affiliate of the General Partner, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(b)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(c) Unit Appreciation Rights. The Committee may grant Unit Appreciation Rights that are intended to comply with Section 1.409A-l(b) (5)(i)(B) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(c), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the applicable date of grant of the Unit Appreciation Right.

(ii) Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the General Partner, the Partnership and their respective Affiliates or membership on the Board or the board of directors of an Affiliate of the General Partner or the Partnership, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights; provided that the waiver contemplated under this Section 6(c)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(d) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(ii) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with or services to the General Partner and its Affiliates or membership on the Board or the board of directors of an Affiliate of the General Partner, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(d)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(iii) Lapse of Restrictions.

(A) Phantom Units. Except as otherwise set forth in an Award Agreement, no later than the 30th calendar day following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit or an amount in cash equal to the Fair Market Value of a Unit (for purposes of this Section 6(f)(iii), as calculated on the last day of the Restricted Period), as determined by the Committee in its discretion.

(B) Restricted Units. Upon the vesting of each Restricted Unit, subject to satisfying the tax withholding provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(e) Unit Awards. The Committee shall have the authority to grant a Unit Award under the Plan to any Employee, Consultant or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(f) Cash Awards; Other Unit Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the General Partner or the Partnership. The Committee shall determine the terms and conditions of such Awards. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to, or independent of any other Award under the Plan, may also be granted pursuant to this Section 6(f).

(g) DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(h) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or any of its Affiliates of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.

(i) Performance Awards. The right of a Participant to exercise, vest in or receive settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(i). The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. The Committee shall establish any such performance conditions and goals based on one or more business criteria for the General Partner and/or the Partnership, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Partnership, as determined by the Committee in its discretion, which may include (but are not limited to) one or more of the following: (A) earnings per Unit, (B) increase in revenues, (C) increase in cash flow, (D) increase in cash flow from operations, (E) increase in cash flow return, (F) increase in tons sold, (G) increase in production capacity, (H) market share or increase in market share, (I) return on net assets, (J) return on assets, (K) return on investment, (L) return on capital, (M) return on equity, (N) economic value added, (O) operating margin, (P) contribution margin, (Q) net income, (R) net income per Unit, (S) pretax earnings, (T) EBITDA (defined as pretax earnings (losses) before interest, depreciation, depletion and amortization, net of interest income), (U) Adjusted EBITDA (defined as EBITDA, adjusted for any non-cash impairments of long-lived assets and goodwill), (V) distributable cash flow (defined as Adjusted EBITDA less cash paid for interest expense, income attributable to non-controlling interests and maintenance and replacement capital expenditures, including accrual for reserve replacement, plus accretion of asset retirement obligations and non-cash unit-based compensation), (W) pretax operating earnings after interest expense and before incentives, service fees, and unusual, infrequent or special items, (X) total unitholder return, (Y) debt reduction, (Z) change in the Fair Market Value of the Units, (AA) operating income, and (BB) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index, the Alerian MLP Index, or a group of comparable companies. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Performance Periods. Achievement of performance goals in respect of Performance Awards that are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established by the Committee not later than 90 days after the beginning of any performance period applicable to such Performance Awards.

(iii) Settlement. At the end of each performance period, the Committee shall determine the amount, if any, of the amount of the potential Performance Award otherwise payable to each Participant and such amount shall be paid to the Participant no later than March 15 of the year following the year that included the last day of the performance period. Settlement of such Performance Awards shall be in cash, Units, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(j) Certain Provisions Applicable to Awards.

(i) Stand-Alone, Additional, Tandem and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any of its Affiliates. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Partnership or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the General Partner, the Partnership, or any of their respective Affiliates, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under Section 409A the Code and the 409A Regulations.

(ii) Limits on Transfer of Awards.

(A) Except as provided in Section 6(j)(ii)(C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Section 6(j)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, other than by will or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership or any of their respective Affiliates. For the avoidance of doubt, this Section 6(j)(ii)(B) does not apply to any Award that has been settled (e.g., a Unit Award that has been granted or an Option that has been exercised).

(C) To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the General Partner, the Partnership, or any of their respective Affiliates upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Units, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Section 409A the Code and the 409A Regulations. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 7(a) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with Section 409A the Code and the 409A Regulations. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(v) Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entries to make appropriate reference to such restrictions.

(vi) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vii) Exemptions from Section 16(b) Liability. It is the intent of the General Partner that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from such Section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(viii) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner.

(ix) Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of services with the General Partner, the Partnership or their respective Affiliates to a general release of claims and/or a noncompetition agreement in favor of the General Partner, the Partnership, and their respective Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(x) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the General Partner, the Partnership, or any of their respective Affiliates shall be specified in the Award Agreement controlling such Award.

(xi) Prohibition on Repricing of Options and UARs. Subject to the provisions of Section 4(c), Section 7(b), Section 7(c), Section 7(d), Section 7(e) and Section 7(g), the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s unitholders so as to (A) reduce the Unit exercise price of any outstanding Options or UARs, (B) grant a new Option, UAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or UAR that has the effect of reducing the exercise price thereof, (C) exchange any Option or UAR for Units, cash or other consideration when the exercise price per Unit under such Option or UAR exceeds the Fair Market Value of the underlying Units, or (D) take any other action that would be considered a “repricing” of an Option or UAR under the listing standards of the New York Stock Exchange or, if the Units are not then-listed on such exchange, to the extent applicable, on any other national securities exchange on which the Units are listed. Subject to Section 4(c), Section 7(b), Section 7(c), Section 7(d), Section 7(e), Section 7(g) and Section 8(m), the Committee shall have the authority, without the approval of the Partnership’s unitholders, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or UARs or to cancel and replace any outstanding Options or UARs with the grant of Options or UARs having a per Unit exercise price that is equal to or greater than the per Unit exercise price of the original Options or UARs.

Section 7. Amendment and Termination. Except to the extent prohibited by applicable law:

(a) Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(b), 7(c), 7(d), 7(e), or 7(g) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(b) Subdivision or Consolidation of Units. The terms of an Award and the number of Units authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Partnership shall subdivide as a whole (by reclassification, by a Unit split, by the issuance of a distribution on Units payable in Units, or otherwise) or in the event the Partnership distributes an extraordinary cash dividend, the number of Units then outstanding into a greater number of Units, then, as appropriate, (A) the maximum number of Units available for the Plan or in connection with Awards as provided in Section 4 shall be increased proportionately, and the kind of other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Partnership shall consolidate as a whole (by reclassification, by reverse Unit split, or otherwise) the number of Units then outstanding into a lesser number of Units, (A) the maximum number of Units for the Plan or available in connection with Awards as provided in Section 4 shall be decreased proportionately, and the kind of other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of Units subject to outstanding Awards and the price for each Unit subject to outstanding Awards are required to be adjusted as provided in this Section 7(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of Units, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv) Adjustments under Sections 7(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Recapitalizations. If the Partnership recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the Unit limitations provided in Section 4 shall be adjusted in a manner consistent with the recapitalization.

(d) Additional Issuances. Except as expressly provided herein, the issuance by the Partnership of units of any class or securities convertible into units of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of units or obligations of the Partnership convertible into such units or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted or the purchase price per Unit, if applicable.

(e) Change of Control. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, upon a Change of Control the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date, before or after such Change of Control, specified by the Committee; (iii) require the mandatory surrender to the General Partner or the Partnership by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash per Unit equal to the amount calculated in Section 7(f) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; (iv) take any other action the Committee deems appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award; provided, however, that the Committee may determine in its sole discretion that no such action is necessary; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution of Awards for new awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(f) Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per Unit price offered to unitholders of the Partnership in any merger or consolidation, (ii) the per Unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the General Partner or the Partnership, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to unitholders of the Partnership in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(f), the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders of the Partnership in any transaction described in this Section 7(f) or Section 7(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(g) Impact of Corporate Events on Awards Generally. In the event of changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Units, the aggregate number of Units available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the General Partner or any of its Affiliates, the Partnership or any of its Affiliates is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, including Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner or its Affiliate to satisfy its withholding obligations for the payment of such taxes. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the General Partner either by (i) “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay an amount equal to the applicable taxes payable in cash.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner or any of its Affiliates, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the General Partner or any of its Affiliates may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or any of its Affiliates to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner or any of its Affiliates and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner or any of its Affiliates pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner or such Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the General Partner shall be relieved of any further liability for payment of such amounts.

(k) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Partnership, and any of their respective Affiliates regarding the sharing of costs between those entities.

(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m) Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award that is subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. The applicable provisions of Section 409A the Code and the 409A Regulations are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith or that would cause a failure of compliance thereunder, to the extent necessary to resolve such conflict or obviate such failure. All 409A Awards shall be designed to comply with Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the 409A Regulations) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A of the Code and the 409A Regulations), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest. Notwithstanding any provision herein to the contrary, none of the Board, the Partnership, the General Partner or any of their respective Affiliates makes any representations that any Awards (or payments with respect to any Awards) are exempt from or compliant with Section 409A of the Code and the 409A Regulations and in no event shall the Board, the Partnership, the General Partner or any of their respective Affiliates by liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code and the 409A Regulations.

(n) No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership nor the General Partner makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant.

(o) Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any applicable clawback policies or procedures adopted by the General Partner or the Partnership, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the General Partner and the Partnership reserve the right, without the consent of any Participant or beneficiary of any Award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.

(p) Minimum Vesting. Notwithstanding anything to the contrary contained herein, the Restricted Period for Options and Unit Appreciation Rights shall be no less than one year, except with respect to Substitute Awards.

Section 9. Term of the Plan. The Plan shall be effective on the Effective Date, subject to the approval by the unitholders of the Partnership, and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

PROXY

HI-CRUSH PARTNERS LP

PROXY FOR SPECIAL MEETING OF UNITHOLDERS TO BE HELD DECEMBER 8, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Robert E. Rasmus and Mark C. Skolos and each of them, as proxies with full power of substitution, to represent and vote all of the units which the undersigned is entitled to vote at the Special Meeting of Unitholders (the “Special Meeting”) of Hi-Crush Partners LP (the “Partnership”) in such manner as they, or any of them, may determine on any matters which may properly come before the Special Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Special Meeting will be held at Three Riverway, Houston, Texas 77056 on December 8, 2016 at 10:00 am Central Time, and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF THIS CARD IS SIGNED AND NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” UNDER PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

(Continued and to be marked, dated and signed on the reverse side)

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of

Unitholders to be held December 8, 2016.

The Proxy Statement is available at:

http://www.viewproxy.com/Hi-Crush/2016SM

Please mark votes as in this example  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2:

Proposal I – A proposal (the “LTIP Proposal”) to approve the first amendment and restatement of the Partnership’s Long-Term Incentive Plan (the “LTIP”), which, among other things, provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP so that, as of the effective date of the amendment and restatement of the LTIP, the total number of common units available for delivery with respect to awards under the LTIP will be increased by 2,700,000 common units to an aggregate of 4,064,035 common units.

☐  FOR  ☐  AGAINST  ☐  ABSTAIN

DO NOT PRINT IN THIS AREA (Unitholder Name & Address Data)

Proposal II – A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the LTIP Proposal.

☐  FOR  ☐  AGAINST  ☐  ABSTAIN

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

WILL ATTEND THE MEETING  ☐

Date	, 2016

Signature

Signature
(Joint Owners)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

CONTROL NUMBER

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲

As a unitholder of Hi-Crush Partners LP you have the option of voting your units electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your units in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on December 7, 2016.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your units.	Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your units.	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.